EXHIBIT 10.2

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             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

                                   PURCHASER,

                                    CIBC INC.

                                     SELLER

                        MORTGAGE LOAN PURCHASE AGREEMENT

                         Dated as of September 28, 2007

                                  $785,223,776

                            Fixed Rate Mortgage Loans

                               Series 2007-CIBC20

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      This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of
September 28, 2007, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the "Purchaser"), and CIBC Inc., as seller ("CIBC" or the "Seller").

      Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of September 28, 2007 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Centerline Servicing Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee") and as paying agent (in such capacity, the "Paying Agent"), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term "Mortgage Loans" refers to the mortgage loans listed on Exhibit A and the term "Mortgaged Properties" refers to the properties securing such Mortgage Loans.

      The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

      SECTION 1. Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the date hereof, between the Master Servicer and the Seller) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(a) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser. On the Closing Date, the Seller shall also deliver to the Depositor an amount equal to $489,951.44, which amount represents the aggregate amount of interest that would have accrued at the related Net Mortgage Rates during the Due Period ending in October 2007, for those Mortgage Loans that do not have their first Monthly Payment due until November 2007. The Depositor will sell the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-2, Class A-M, Class A-MFL and Class A-J Certificates (the "Offered Certificates") to the underwriters specified in the underwriting agreement, dated September 25, 2007 (the "Underwriting Agreement"), between the Depositor and J.P. Morgan Securities Inc. ("JPMSI") for itself and as representative of CIBC World Markets Corp. ("CIBCWMC"), Credit Suisse Securities (USA) LLC ("Credit Suisse") and Lehman Brothers Inc. ("Lehman and, together with JPMSI, CIBCWMC and Credit Suisse, the "Underwriters"), and the Depositor will sell the Class X-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates (the "Private Certificates") to JPMSI, as the initial purchaser (together with the Underwriters, the "Dealers") specified in the certificate purchase agreement, dated September 25, 2007 (the "Certificate Purchase Agreement"), between the Depositor and JPMSI.

      The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the purchase price for the Mortgage Loans, the Purchaser shall pay to the Seller or at the Seller's direction $804,886,955.45 (which amount is inclusive of accrued interest) in immediately available funds minus the costs set forth in Section 9 hereof. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

      SECTION 2. Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

      The transfer of each Mortgage Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of the Mortgage Loans by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

      The transfer of each Mortgage Loan shall be reflected on the Purchaser's balance sheets and other financial statements as the purchase of the Mortgage Loans by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

      SECTION 3. Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Trustee or a Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, and meeting all the requirements of such Sections 2.01(b) and (c), and such other documents, instruments and agreements as the Purchaser or the Trustee shall reasonably request and which are in the Seller's possession or under the Seller's control. In addition, the Seller agrees to deliver or cause to be delivered to the Master Servicer, the Servicing File for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

      (b) With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the "Transfer Modification Costs"), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser as described in such
Section 1; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

      SECTION 4. Treatment as a Security Agreement. The Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

      SECTION 5. Covenants of the Seller. The Seller covenants with the Purchaser as follows:

      (a) it shall record or cause a third party to record in the appropriate public recording office for real property the intermediate assignments of the Mortgage Loans and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement. All recording fees relating to the initial recordation of such intermediate assignments and Assignments of Mortgage shall be paid by the Seller;

      (b) it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents; and

      (c) if, during such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters, a prospectus relating to the Offered Certificates is required by applicable law to be delivered in connection with sales thereof by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus Supplement, including Annex A-1, A-2, A-3 and B thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus Supplement is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus Supplement, including Annex A-1, A-2, A-3 and B thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement relates to the Seller, the Mortgage Loans listed on Exhibit A and/or any information relating to the same, as provided by the Seller), to the Underwriters such amendments or supplements to the Prospectus Supplement as may be necessary, so that the statements in the Prospectus Supplement as so amended or supplemented, including Annex A-1, A-2, A-3 and B thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus Supplement, including Annex A-1, A-2, A-3 and B thereto and the Diskette included therewith, with respect to any information relating to the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of September 25, 2007 between the Purchaser and the Seller (the "Indemnification Agreement").

      SECTION 6. Representations and Warranties.

      (a) The Seller represents and warrants to the Purchaser as of the Closing Date that:

            (i) it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

            (ii) it has the power and authority to own its property and to carry on its business as now conducted;

            (iii) it has the power to execute, deliver and perform this Agreement;

            (iv) it is duly qualified to transact business in the State of New York. The Seller is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

            (v) the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller's board of directors and will not violate or breach any provision of its organizational documents;

            (vi) this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

            (vii) there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller's obligations hereunder;

            (viii) it has no actual knowledge that any statement, report, officer's certificate or other document prepared and furnished or to be furnished by the Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by the Seller) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

            (ix) it is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of all of its obligations under this Agreement and the consummation by the Seller of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

            (x) it has either (A) not dealt with any Person (other than the Purchaser or the Dealers) that may be entitled to any commission or compensation in connection with the sale or purchase of the Mortgage Loans or entering into this Agreement or (B) paid in full any such commission or compensation;

            (xi) it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors; and

            (xii) for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or with respect to any Companion Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and the Paying Agent with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure which the Purchaser is required to provide with respect to the Seller in its capacity as a "sponsor" pursuant to Exhibit Y and Exhibit Z of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

      (b) The Purchaser represents and warrants to the Seller as of the Closing Date that:

            (i) it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

            (ii) it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

            (iii) it has the power and authority to own its property and to carry on its business as now conducted;

            (iv) it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser's property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

            (v) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and
      (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

            (vi) there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement; to the best of the Purchaser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (vii) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

            (viii) it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Dealers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

            (ix) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

            (x) it has not intentionally violated any provisions of the United States Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

      (c) The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section
2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

      (d) Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein.

      (e) Upon notice pursuant to Section 6(d) above, the Seller shall, not later than 90 days from the earlier of the Seller's receipt of the notice or, in the case of a Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the Seller's discovery of such Breach or Defect (the "Initial Resolution Period"),
(i) cure such Defect or Breach, as the case may be, in all material respects,
(ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing
Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that, if such Breach or Defect is capable of being cured but not within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional 90 days commencing immediately upon the expiration of the Initial Resolution Period (the "Extended Resolution Period") to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer's certificate to the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and such Mortgage Loan shall be repurchased or a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

      If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then Seller shall not be required to repurchase such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(f) of the Pooling and Servicing Agreement.

      Any of the following will cause a document in the Mortgage File to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender's title insurance policy (or if the policy has not yet been issued, an original or copy of a "marked up" written commitment or the pro forma or specimen title insurance policy) called for by clause (ix) of the definition of "Mortgage File" in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender's title insurance policy, as provided in clause (ix) of the definition of "Mortgage File" in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender's title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within 18 months from the Closing Date.

      If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loans in the related Crossed Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

      To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Loans still held by the Trustee.

      If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

      The "Repurchase Price" with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term "Purchase Price" in the Pooling and Servicing Agreement.

      A "Qualified Substitute Mortgage Loan" with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

      A "Substitution Shortfall Amount" with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

      In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee's behalf, and
(iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee's behalf, in respect of such repurchased or replaced Mortgage Loans.

      (f) The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Assignment of Mortgage or the examination of the Mortgage Files.

      (g) Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in this Section 6. The Seller's obligation to cure any Breach or Defect or repurchase or substitute any affected Mortgage Loan pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller's breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

      SECTION 7. Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

      (a) Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

      (b) The Purchaser shall have received the following additional closing documents:

            (i) copies of the Seller's certificate of incorporation and by-laws, certified as of a recent date by the Assistant Secretary of the Seller;

            (ii) a certificate as of a recent date of the Secretary of State of the State of Delaware to the effect that the Seller is duly organized, existing and in good standing in the State of Delaware;

            (iii) an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that:

                  (A) the Seller is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Delaware;

                  (B) the Seller has the corporate power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

                  (C) all necessary corporate or other action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors' laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

                  (D) the Seller's execution and delivery of, and the Seller's performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller's certificate of incorporation or by-laws or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of the property or assets of the Seller is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

                  (E) there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel's actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or
            (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

                  (F) no consent, approval, authorization, order, license,
            registration or qualification of or with the State of Delaware or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

            (iv) a letter from counsel of the Seller to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that the Prospectus Supplement as of the date thereof or as of the Closing Date contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

      (c) The Offered Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

      (d) The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

      (e) The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

      SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree. The parties hereto agree that time is of the essence with respect to this Agreement.

      SECTION 9. Expenses. The Seller will pay its pro rata share (the Seller's pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, any Free Writing Prospectus (as defined in the Indemnification Agreement), the Memoranda (as defined in the Indemnification Agreement) and any related 8-K Information (as defined in the Underwriting Agreement), or items similar to the 8-K Information, including the cost of obtaining any "comfort letters" with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, the Prospectus, the Memoranda and any Free Writing Prospectus, and the reproduction and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, the Prospectus, the Memoranda, any Free Writing Prospectus and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates and (ix) the reasonable fees and expenses of Thacher Proffitt & Wood, LLP, counsel to the Underwriters and Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

      SECTION 10. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

      SECTION 11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 12. No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

      SECTION 13. Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

      SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered, sent by facsimile transmission or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
Emanuel Chrysoulakis, Vice President, telecopy number (212) 834-6593, (ii) in the case of the Seller, CIBC Inc., 300 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Real Estate Finance Group, telecopy number: (212) 667-5676 and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

      SECTION 15. Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

      SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      SECTION 17. Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in
Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

      SECTION 18. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party's behalf.

      SECTION 19. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                                 * * * * * *

      IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                          SECURITIES CORP.

                                       By: /s/ Emanuel Chrysoulakis
                                          ------------------------------------
                                          Name: Emanuel Chrysoulakis
                                          Title: Vice President

                                       CIBC INC.

                                       By: /s/ Todd H. Roth
                                          ------------------------------------
                                          Name: Todd H. Roth
                                          Title: Authorized Signatory

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

JPMCC 2007-CIBC20
Mortgage Loan Schedule (CIBC)



         Originator/
Loan #   Loan Seller   Mortgagor Name                                         Property Address
------   -----------   ----------------------------------------------------   --------------------------------------------
    18   CIBC          RP Baldwin Retail, LLC                                 4815, 4846, 4851, 4915 and 4926
                                                                              New Broad Street
    23   CIBC          Alum Landlord (DE) QRS 16-105, Inc                     Various
 23.01   CIBC                                                                 30526 San Antonio Street
 23.02   CIBC                                                                 5625 Firestone Boulevard
 23.03   CIBC                                                                 3663 Bandini Boulevard
 23.04   CIBC                                                                 2500 East Chambers Street
 23.05   CIBC                                                                 6969 West 73rd Street
 23.06   CIBC                                                                 2000 Silber Road
 23.07   CIBC                                                                 720 Cel-River Road
    24   CIBC          SCP 2004B - Palo Alto GL LLC                           2475 Hanover Street
    29   CIBC          The Milburn Hotel, LLC                                 242 West 76th Street
    31   CIBC          Sea Turtle Entertainment, LLC                          100-110 Buckwalter Parkway Place
    32   CIBC          Loma Palisades Warner Center, LLC                      21052, 21300-21320 and 21322 Oxnard Street &
                                                                              21150-21160 and 21300-21320 Califa Street
    33   CIBC          PM Autumn Creek Chandler, LLC                          1320 North McQueen Road
    35   CIBC          RP Chicago Garage, LLC                                 222 North Columbus Drive
    36   CIBC          Sequoia Stronebriar, LP, Sequoia Stronebriar 1, LP,    5200 Town and Country Boulevard
                       Sequoia Stronebriar 2, LP, Sequoia Stronebriar 3,
                       LP, Sequoia Stronebriar 4, LP, Sequoia Stronebriar
                       5, LP, Sequoia Stronebriar 6, LP, Sequoia
                       Stronebriar 7, LP, Sequoia Stronebriar 8, LP,
                       Sequoia Stronebriar 9, LP, Sequoia Stronebriar 10,
                       LP, Sequoia Stronebriar 11, LP
    38   CIBC          PM Enclave at Foothills Tucson, LLC                    7300 North Mona Lisa Road
    39   CIBC          Paramount at Chews Landing LLC                         1200 Chews Landing Road
    40   CIBC          PM Union Hills Estates Glendale, LLC                   4101 West Union Hills Drive
    42   CIBC          Park Ridge Physicians' Office Building Associates      1561 Long Pond Road
    44   CIBC          Sawmill 42 Partners, LLC                               2332 US Highway 42 South
    45   CIBC          Monmouth Plaza Enterprises, L.L.C.                     133-139 Route 35
    46   CIBC          Mechanicsburg GF Investors, LP                         5140 Carlisle Pike
    48   CIBC          Equity Industrial Southeast LLC                        600 North Bedford Street
    49   CIBC          Turnersville Partners LLC                              5200 Route 42
    51   CIBC          Folsom Apartment Development, Ltd.                     3980 North Major Drive
    53   CIBC          PM 7700 Place Tucson, LLC                              7700 East Speedway Boulevard
    54   CIBC          Dead River 175 Running Hill, LLC                       175 Running Hill Road
    55   CIBC          Infinity Corporate Centre LLC                          10500 Antenucci Boulevard
    56   CIBC          Lincoln Dunhill Holdings, Ltd.                         6406 North Interstate Highway 35
    58   CIBC          HH 30 Newcrossing Road LLC                             30 New Crossing Road
    63   CIBC          Canning Boulevard Associates LLC                       455-465 William South Canning Boulevard
    64   CIBC          Walnut Hill Apartment Development, Ltd.                4704 North University Drive
    65   CIBC          TJD Texas Enterprises, LLC                             7150, 7211 Foxbrick Lane
    67   CIBC          Columbia Properties Lima, LLC                          1920 Roschman Avenue
    69   CIBC          LR Valet Airpark Wank, LLC, LR Valet Airpark Simons    9600 Sepulveda Boulevard
                       Nonexempt, LLC, LR Valet Airpark Simons Exempt, LLC,
                       LR Valet Airpark Rubin, LLC, LR Valet Airpark Lumer,
                       LLC, LR Valet Airpark JHJ, LLC
    70   CIBC          Piper's Crossing Building 100, LLC                     1201-1217 Piper Boulevard
    71   CIBC          Embassy Investment VI, LLC                             530 A1A Beach Boulevard
    72   CIBC          H.C. Makabe & Son, LLC                                 18663 Ventura Boulevard
    74   CIBC          R&S Partnership, LLC                                   12444 South Apopka Vineland Road
    75   CIBC          Philips Bayberry LLC                                   75 North Station Plaza
    76   CIBC          Office Parks of Lynchburg, LLC                         3777 Candlers Mountain Road
    78   CIBC          WMF 322-326 E 82ND LLC                                 322-326 East 82nd Street
    79   CIBC          Creektree Development, Ltd.                            2807 Daniel McCall Drive
    80   CIBC          Pacific Shore Hotels, LLC                              4610 De Soto Street
    81   CIBC          Weiss Fayetteville, LLC                                562 Cross Creek Mall
    82   CIBC          ENS-1, Utah, LLC                                       5245 College Drive
    84   CIBC          Selma Investments, LLC                                 16435 IH-35 North
    85   CIBC          Shep (KS-OK) QRS 16-113, Inc.                          Various
 85.01   CIBC                                                                 6501 West Kellog Street
 85.02   CIBC                                                                 4950 South Laura
 85.03   CIBC                                                                 812 South Meridian Avenue
    86   CIBC          Burlington Retail, LLC                                 2000 South Burlington Boulevard
    88   CIBC          Coral Reef Development LLC                             4601 Corporate Drive
    89   CIBC          Schultz Markel II, LLC                                 322 Route 35
    96   CIBC          Sherman Albuquerque, LLC;Bruel NM, LLC;Salma 1 NM,     6150 Iliff Road North West
                       LLC;Salma 2 NM, LLC
    97   CIBC          Cambridge Texas 660, LLC                               660 North Central Expressway
    98   CIBC          Orchard Place Holdings, LLC                            450 West Orchard Avenue
   100   CIBC          International Institute of Boston Real Property, LLC   One Milk Street
   104   CIBC          LM Ideal LLC                                           4200 Northwest 16th Street
   106   CIBC          Elite Hospitality III, LLC                             201 North 1st Street
   107   CIBC          Kaufman Marketplace, L.P.                              4555 East University Boulevard
   109   CIBC          KCWS, L.C.                                             1525 and 1575 North 600 East &
                                                                              570 Research Parkway
   112   CIBC          CDA Idaho Retail, LLC                                  3534 North Government Way
   113   CIBC          Northland Plaza Investors, LLC                         100 West Northern Avenue
   114   CIBC          MSP Hotels, Inc.                                       2455 Savannah Highway
   115   CIBC          108 & 219 LLC                                          Various
115.01   CIBC                                                                 670-680 East 219th Street
115.02   CIBC                                                                 34-10 108th Street
   116   CIBC          Campus Park Housing, L.L.C.                            122 West Falls Avenue
   118   CIBC          500 Route 17 South, Hasbrouck Heights, LLC             500-501 State Route 17
   120   CIBC          L A Properties, L.L.C.                                 2400, 2421, 2401, 2420 Highway 287 North
   126   CIBC          New Opportunity Limited Liability Company              141 Chestnut Street
   129   CIBC          The Tower at Boerne, LP                                1595 South Main Street
   130   CIBC          Daniel James Realty LLC                                1495 Hancock Street
   131   CIBC          St. Paul Holdings LLC                                  521-545 Saint Paul Place
   134   CIBC          WMF 202 E 21ST LLC                                     202 East 21st Street
   138   CIBC          Washburn II, LLC, Autumn Three LLC                     3255 Washburn Way
   139   CIBC          1582 York LLC                                          1582 York Avenue
   140   CIBC          WMF 206 E 81ST LLC                                     206 East 81st Street
   141   CIBC          Briarwood Durant, L.P.                                 901-1027 West Main Street
   143   CIBC          R&D 309 W 43RD LLC                                     309 West 43rd Street
   144   CIBC          Randalls Partners Shopping Center LLC                  6800 Berkman Drive


Loan #   City                State     Zip Code   County           Property Name                             Size     Measure
------   -----------------   -------   --------   --------------   ---------------------------------------   ------   -----------
    18   Orlando             FL           32814   Orange           Baldwin Park Retail                       182463   Square Feet
    23   Various             Various   Various    Various          International Aluminum Portfolio          757266   Square Feet
 23.01   Hayward             CA           94544   Alameda          30526 San Antonio Street                  148854   Square Feet
 23.02   South Gate          CA           90280   Los Angeles      5625 Firestone Boulevard                  149200   Square Feet
 23.03   Los Angeles         CA           90023   Los Angeles      3663 Bandini Boulevard                    134640   Square Feet
 23.04   Phoenix             AZ           85040   Maricopa         2500 East Chambers Street                  99000   Square Feet
 23.05   Bedford Park        IL           60638   Cook             6969 West 73rd Street                      99000   Square Feet
 23.06   Houston             TX           77055   Harris           2000 Silber Road                           57000   Square Feet
 23.07   Rock Hill           SC           29730   York             720 Cel-River Road                         69572   Square Feet
    24   Palo Alto           CA           94304   Santa Clara      Pillsbury Winthrop                         82000   Square Feet
    29   New York            NY           10023   New York         The Milburn Hotel                            121   Rooms
    31   Bluffton            SC           29910   Beaufort         Berkeley Place                            125511   Square Feet
    32   Woodland Hills      CA           91367   Los Angeles      Warner Center Business Park               113168   Square Feet
    33   Chandler            AZ           85225   Maricopa         Autumn Creek                                 360   Units
    35   Chicago             IL           60601   Cook             Millennium Garage                            523   Units
    36   Frisco              TX           75034   Denton           Broadstone Stonebriar                        306   Units
    38   Tucson              AZ           85741   Pima             Enclave at the Foothills                     300   Units
    39   Laurel Springs      NJ           08021   Camden           Marketplace at Chews Landing              147505   Square Feet
    40   Glendale            AZ           85308   Maricopa         Union Hills Estates                          282   Units
    42   Greece              NY           14626   Monroe           Park Ridge Medical Office                  91587   Square Feet
    44   Delaware            OH           43015   Delaware         Associated Hygienic Products              306500   Square Feet
    45   Eatontown           NJ           07724   Monmouth         Monmouth Plaza                             84947   Square Feet
    46   Mechanicsburg       PA           17050   Cumberland       Holiday Inn - Harrisburg West                238   Rooms
    48   East Bridgewater    MA           02333   Plymouth         600 North Bedford Street                   70000   Square Feet
    49   Turnersville        NJ           08012   Gloucester       Gannttown                                 107587   Square Feet
    51   Beaumont            TX           77713   Jefferson        Eagles Landing Apartments                    196   Units
    53   Tucson              AZ           85710   Pima             7700 Place                                   301   Units
    54   South Portland      ME           04106   Cumberland       Aetna Building                             59341   Square Feet
    55   Garfield Heights    OH           44125   Cuyahoga         Infinity Corporate Centre                  92155   Square Feet
    56   Austin              TX           78752   Travis           Lincoln Village                           178800   Square Feet
    58   Reading             MA           01867   Middlesex        Hallmark Health Systems                    33420   Square Feet
    63   Fall River          MA           02721   Bristol          Shaw's Plaza                               73590   Square Feet
    64   Nacogdoches         TX           75965   Nacogdoches      University Hill Apartments                   186   Units
    65   Houston             TX           77338   Harris           Villas At Foxbrick                           199   Units
    67   Lima                OH           45804   Allen            Holiday Inn - Lima                           150   Rooms
    69   Los Angeles         CA           90045   Los Angles       Valet Airpark                                182   Units
    70   Naples              FL           34110   Collier          Pipers Crossing                            45034   Square Feet
    71   Saint Augustine     FL           32080   Saint Johns      Castillo Real                                 60   Rooms
    72   Tarzana             CA           91356   Los Angeles      Wall Street Plaza                          46611   Square Feet
    74   Orlando             FL           32836   Orange           Lake Buena Vista Shopping Center           30730   Square Feet
    75   Great Neck          NY           11021   Nassau           The Andrew Hotel                              62   Rooms
    76   Lynchburg           VA           24502   Lynchburg        Wingate Inn - Lynchburg, VA                  131   Rooms
    78   New York            NY           10028   New York         322-326 East 82nd Street                      60   Units
    79   Lufkin              TX           75904   Angelina         Shadow Creek Apartments                      138   Units
    80   San Diego           CA           92109   San Diego        Mission Bay Holiday Inn Express               88   Rooms
    81   Fayetteville        NC           28303   Fayetteville     Fairfield Inn - Fayetteville, NC             133   Rooms
    82   Murray              UT           84123   Salt Lake        College Drive Plaza                        94615   Square Feet
    84   Selma               TX           78154   Guadalupe        John B. Sanfilippo & Son Facility         327155   Square Feet
    85   Various             Various   Various    Various          Sheplers Portfolio                        257038   Square Feet
 85.01   Wichita             KS           67209   Sedgwick         6501 West Kellog                          103486   Square Feet
 85.02   Wichita             KS           67216   Sedgwick         4950 South Laura                           90000   Square Feet
 85.03   Oklahoma City       OK           73108   Oklahoma         812 S. Meridian Ave.                       63552   Square Feet
    86   Burlington          WA           98233   Skagit           Sportsman Warehouse, Burlington            60458   Square Feet
    88   Concord             NC           28027   Cabarrus         International Corporate Center             72321   Square Feet
    89   Red Bank            NJ           07701   Monmouth         Independence Plaza III                     39998   Square Feet
    96   Albuquerque         NM           87121   Bernalillo       Hampton Inn & Suites - Albuquerque, NM        88   Rooms
    97   Plano               TX           75074   Collin           660 North Central Expressway               79776   Square Feet
    98   Nampa               ID           83651   Canyon           Orchard Place Apartments                     117   Units
   100   Boston              MA           02109   Suffolk          One Milk Street                            40694   Square Feet
   104   Lauderhill          FL           33313   Broward          Ideal Building                             68833   Square Feet
   106   Palatka             FL           32177   Putnam           Quality Inn                                  118   Rooms
   107   Odessa              TX           79762   Ector            The Marketplace Shopping Center -          66803   Square Feet
                                                                   Odessa, TX
   109   North Logan         UT           84341   Cache            KCWS Building                              51869   Square Feet
   112   Coeur D' Alene      ID           83815   Kootenai         Sportsman's Warehouse - Coeur D' Alene     47979   Square Feet
   113   Lima                OH           45801   Allen            Northland Plaza                           168864   Square Feet
   114   Charleston          SC           29414   Charleston       Hawthorn Suites - Charleston, SC              77   Rooms
   115   Various             NY        Various    Various          Agency of Childhood Development            44700   Square Feet
115.01   Bronx               NY           10467   Bronx            Agency of Childhood Development - Bronx    22700   Square Feet
115.02   Corona              NY           11368   Queens           Agency of Childhood Development - Queens   22000   Square Feet
   116   Twin Falls          ID           83301   Twin Falls       Campus Park Housing                           48   Units
   118   Hasbrouck Heights   NJ           07604   Bergen           500 Route 17 South                         42764   Square Feet
   120   Mansfield           TX           76063   Tarrant          Mansfield Portfolio                        55184   Square Feet
   126   Needham             MA           02492   Norfolk          Chestnut Hollow Apartments                    28   Units
   129   Boerne              TX           78006   Kendall          Tower at Boerne                            24353   Square Feet
   130   Quincy              MA           02169   Norfolk          The Heritage Building-Hancock Street       30491   Square Feet
   131   Baltimore           MD           21202   Baltimore City   521-545 St. Paul Place                     55314   Square Feet
   134   New York            NY           10010   New York         202 East 21st Street                          28   Units
   138   Klamath Falls       OR           97603   Klamath          Washburn Retail Center                     13577   Square Feet
   139   New York            NY           10028   New York         1582 York Avenue                              16   Units
   140   New York            NY           10028   New York         206 East 81st Street                          24   Units
   141   Durant              OK           74701   Bryan            Briarwood Shopping Center                  99053   Square Feet
   143   New York            NY           10036   New York         309 West 43rd Street                          20   Units
   144   Austin              TX           78723   Travis           Randall's Supermarket                      30000   Square Feet



                             Net Mortgage    Original                                          Maturity/ARD                 Rem.
Loan #   Interest Rate (%)   Interest Rate   Balance       Cutoff Balance   Term   Rem. Term   Date           Amort. Term   Amort.
------   -----------------   -------------   -----------   --------------   ----   ---------   ------------   -----------   ------
    18             6.83000         6.80926    41,500,000       41,500,000    120         120   10/01/17               360      360
    23             6.50000         6.47926    39,000,000       39,000,000    120         118   07/01/17               360      360
 23.01             6.50000                     8,400,000        8,400,000    120         118   07/01/17               360      360
 23.02             6.50000                     8,400,000        8,400,000    120         118   07/01/17               360      360
 23.03             6.50000                     7,600,000        7,600,000    120         118   07/01/17               360      360
 23.04             6.50000                     5,900,000        5,900,000    120         118   07/01/17               360      360
 23.05             6.50000                     4,800,000        4,800,000    120         118   07/01/17               360      360
 23.06             6.50000                     2,400,000        2,400,000    120         118   07/01/17               360      360
 23.07             6.50000                     1,500,000        1,500,000    120         118   07/01/17               360      360
    24             6.98000         6.95926    39,000,000       39,000,000    120         120   10/01/17               360      360
    29             6.22000         6.19926    25,000,000       25,000,000    120         118   07/01/17                 0        0
    31             6.32000         6.29926    23,500,000       23,500,000    120         118   07/01/17               360      360
    32             6.46000         6.43926    22,750,000       22,750,000    120         119   08/01/17               360      360
    33             6.58000         6.55926    21,335,000       21,335,000    120         119   08/01/17               360      360
    35             6.69000         6.66926    20,000,000       20,000,000    120         119   08/01/17               360      360
    36             6.40000         6.37926    20,000,000       20,000,000    120         120   09/01/17               360      360
    38             6.58000         6.55926    18,650,000       18,650,000    120         119   08/01/17               360      360
    39             5.78000         5.75926    18,400,000       18,400,000    120         117   06/01/17               360      360
    40             6.58000         6.55926    17,970,000       17,970,000    120         119   08/01/17               360      360
    42             6.30000         6.27926    16,900,000       16,900,000    120         119   08/01/17               360      360
    44             5.95000         5.90926    15,613,000       15,613,000    120         117   06/01/17               360      360
    45             6.39000         6.36926    15,293,000       15,293,000    120         119   08/01/17               360      360
    46             6.30000         6.27926    15,100,000       15,062,498    120         117   06/01/17               360      357
    48             5.86000         5.83926    14,500,000       14,500,000    120         118   07/01/17               360      360
    49             5.81000         5.78926    14,000,000       14,000,000    120         118   07/01/17               360      360
    51             6.56000         6.53926    13,400,000       13,400,000    120         119   08/01/17               360      360
    53             6.58000         6.55926    12,795,000       12,795,000    120         119   08/01/17               360      360
    54             5.80000         5.77926    12,650,000       12,650,000    120         117   06/01/17                 0        0
    55             6.20000         6.17926    12,600,000       12,600,000    120         120   09/01/17               360      360
    56             6.55000         6.52926    12,500,000       12,500,000    120         119   08/01/17               360      360
    58             6.15000         6.12926    12,060,000       12,060,000    120         120   09/01/17               360      360
    63             6.61000         6.58926    11,100,000       11,100,000    120         120   09/01/17               360      360
    64             6.56000         6.53926    10,900,000       10,900,000    120         119   08/01/17               360      360
    65             5.82000         5.79926    10,780,000       10,740,504    113         109   10/01/16               360      356
    67             6.46000         6.43926    10,500,000       10,484,593    120         118   07/01/17               360      358
    69             6.64000         6.61926    10,000,000       10,000,000    120         119   08/01/17               360      360
    70             5.82000         5.79926    10,000,000       10,000,000    120         115   04/01/17               360      360
    71             6.19000         6.16926    10,000,000        9,984,200    120         118   07/01/17               360      358
    72             6.85000         6.82926     9,700,000        9,700,000    120         120   09/01/17               360      360
    74             5.69000         5.66926     9,500,000        9,500,000    120         117   06/01/17               360      360
    75             6.46000         6.43926     9,500,000        9,493,050     84          83   08/01/14               360      359
    76             6.95000         6.92926     9,000,000        9,000,000    120         119   08/01/17               300      300
    78             5.75000         5.72926     8,720,000        8,720,000    120         117   06/01/17                 0        0
    79             6.56000         6.53926     8,700,000        8,700,000    120         119   08/01/17               360      360
    80             6.84000         6.81926     8,700,000        8,700,000    120         120   09/01/17               360      360
    81             6.63000         6.60926     8,500,000        8,494,073    120         119   08/01/17               360      359
    82             6.02000         5.99926     8,500,000        8,428,339    120         111   12/01/16               360      351
    84             6.15000         6.12926     8,100,000        8,017,162    120         115   04/01/17               240      235
    85             6.46000         6.43926     8,000,000        7,994,147    120         119   08/01/17               360      359
 85.01             6.46000                     4,166,305        4,163,257    120         119   08/01/17               360      359
 85.02             6.46000                     2,275,072        2,273,408    120         119   08/01/17               360      359
 85.03             6.46000                     1,558,623        1,557,483    120         119   08/01/17               360      359
    86             5.94000         5.91926     7,940,000        7,926,595    120         118   07/01/17               360      358
    88             6.49000         6.46926     7,805,000        7,805,000    120         119   08/01/17               360      360
    89             6.52000         6.49926     7,800,000        7,800,000    120         120   09/01/17               360      360
    96             6.24000         6.21926     7,000,000        7,000,000    120         117   06/01/17               360      360
    97             6.10000         6.07926     6,800,000        6,800,000    120         118   07/01/17               360      360
    98             6.21000         6.18926     6,600,000        6,600,000     60          57   06/01/12                 0        0
   100             6.23000         6.20926     6,500,000        6,500,000     60          59   08/01/12                 0        0
   104             6.57000         6.54926     6,100,000        6,095,673    120         119   08/01/17               360      359
   106             6.24000         6.21926     6,000,000        5,990,647     60          58   07/01/12               360      358
   107             6.69000         6.66926     5,900,000        5,900,000    120         118   07/01/17               360      360
   109             5.96000         5.93926     5,325,000        5,316,057    120         118   07/01/17               360      358
   112             6.43000         6.40926     5,220,000        5,216,149    120         119   08/01/17               360      359
   113             6.53000         6.50926     5,100,000        5,100,000    120         120   09/01/17               360      360
   114             6.84000         6.78926     5,000,000        5,000,000    120         120   10/01/17               300      300
   115             6.65000         6.62926     4,960,000        4,956,561    120         119   08/01/17               360      359
115.01             6.65000                     2,640,000        2,638,170    120         119   08/01/17               360      359
115.02             6.65000                     2,320,000        2,318,392    120         119   08/01/17               360      359
   116             6.73000         6.70926     4,850,000        4,850,000    120         120   10/01/17               360      360
   118             6.50000         6.47926     4,800,000        4,796,527    120         119   08/01/17               360      359
   120             6.68000         6.65926     4,750,000        4,750,000     60          59   08/01/12               360      360
   126             6.42000         6.39926     4,250,000        4,250,000    120         118   07/01/17               360      360
   129             5.92000         5.89926     3,900,000        3,900,000    120         118   07/01/17               360      360
   130             6.81000         6.78926     3,800,000        3,800,000    120         120   09/01/17               360      360
   131             7.00000         6.97926     3,800,000        3,800,000     60          59   08/01/12                 0        0
   134             5.75000         5.72926     3,345,000        3,345,000    120         117   06/01/17                 0        0
   138             6.90000         6.87926     2,690,000        2,690,000    120         120   09/01/17               360      360
   139             5.75000         5.72926     2,625,000        2,625,000    120         117   06/01/17                 0        0
   140             5.75000         5.72926     2,500,000        2,500,000    120         117   06/01/17                 0        0
   141             6.63000         6.60926     2,450,000        2,450,000    120         119   08/01/17               360      360
   143             5.75000         5.72926     1,610,000        1,610,000    120         117   06/01/17                 0        0
   144             6.52000         6.49926     1,416,000        1,416,000    120         118   07/01/17               360      360


         Monthly
         Debt      Servicing                              ARD Step                Crossed
Loan #   Service   Fee Rate    Accrual Type   ARD (Y/N)   Up (%)     Title Type   Loan      Guarantor
------   -------   ---------   ------------   ---------   --------   ----------   -------   ----------------------------------------
    18   271,379     0.02000   Actual/360     No                     Fee                    RP Realty Partners Fund II, L.P.
    23   246,507     0.02000   Actual/360     No                     Fee                    Corporate Property Associates 16-Global
                                                                                            Incorporated
 23.01                         Actual/360     No                     Fee
 23.02                         Actual/360     No                     Fee
 23.03                         Actual/360     No                     Fee
 23.04                         Actual/360     No                     Fee
 23.05                         Actual/360     No                     Fee
 23.06                         Actual/360     No                     Fee
 23.07                         Actual/360     No                     Fee
    24   258,944     0.02000   Actual/360     No                     Leasehold              Murray H. Goodman
    29   131,383     0.02000   Actual/360     No                     Fee                    Melvin Newman , Robert J. Rosan , Gerard
                                                                                            Rubin, Marcel Lindenbaum, William Newman
    31   145,765     0.02000   Actual/360     No                     Fee                    Lori A. Kaylor, Carolyn Imbesi, Peter L.
                                                                                            Stephens , Robert M. Agans
    32   143,198     0.02000   Actual/360     No                     Fee                    Patricia A. Shenker
    33   135,976     0.02000   Actual/360     No                     Fee                    Paul E. Mashni
    35   128,923     0.02000   Actual/360     No                     Fee                    Rubin Pachulski Properties 36, LLC
    36   125,101     0.02000   Actual/360     No                     Fee                    Sequoia Real Estate Holdings, L.P., The
                                                                                            Alvin S. Anderson & Mavis L. Anderson
                                                                                            Revocable Trust, Noel Novarro and Jill
                                                                                            E. Novarro Family Trust, Lavaughn and
                                                                                            Mary Boston, Gary W. & Jean L. Jamison,
                                                                                            Raymond K. Polidoro Living Trust, C.F.
                                                                                            Tompkins Company, Stephen B. Novarro &
                                                                                            Kathleen M. Novarro, Thomas A. Hanan
                                                                                            Revocable Trust, Linda FAye Vogt Trust,
                                                                                            Jue Family Trust, Becker Family
                                                                                            Revocable Trust
    38   118,864     0.02000   Actual/360     No                     Fee                    Paul E. Mashni
    39   107,728     0.02000   Actual/360     No                     Fee                    David M. Levy
    40   114,530     0.02000   Actual/360     No                     Fee                    Paul E. Mashni
    42   104,606     0.02000   Actual/360     No                     Leasehold              Amy L. Tait, Robert C. Tait
    44    93,107     0.04000   Actual/360     No                     Fee                    Robert Biondi, G. Bradford Johnson
    45    95,559     0.02000   Actual/360     No                     Fee                    Eli Dweck, Murray Dweck, Albert Bijou,
                                                                                            Joseph Bijou
    46    93,465     0.02000   Actual/360     No                     Fee                    Kenneth K. Kochenour
    48    85,634     0.02000   Actual/360     No                     Fee                    Donald A. Levine, Neal Shalom,
                                                                                            Lewis Heafitz
    49    82,235     0.02000   Actual/360     No                     Fee                    Morris Hanan, Abraham Cohen
    51    85,227     0.02000   Actual/360     No                     Fee                    Charles S. Leyendecker
    53    81,547     0.02000   Actual/360     No                     Fee                    Paul E. Mashni
    54    61,991     0.02000   Actual/360     No                     Fee                    Dead River Company
    55    77,171     0.02000   Actual/360     No                     Fee                    David B. Snider
    56    79,420     0.02000   Actual/360     No                     Leasehold              William L. Hutchinson
    58    73,473     0.02000   Actual/360     No                     Fee                    Robert S. Burr
    63    70,964     0.02000   Actual/360     No                     Fee                    James J. Karam
    64    69,326     0.02000   Actual/360     No                     Fee                    Charles S. Leyendecker
    65    63,389     0.02000   Actual/360     No                     Fee                    Vasiliki Apostolopoulos
    67    66,091     0.02000   Actual/360     No                     Fee                    Columbia Sussex Corporation
    69    64,130     0.02000   Actual/360     No                     Fee                    L&R Investment Company
    70    58,803     0.02000   Actual/360     No                     Fee                    Jack K. Crifasi, Jr. as Trustee of the
                                                                                            Jack Crifasi, Jr., Living Trust, Jon
                                                                                            Strohmeyer, Cynthia Strothmeyer, JF
                                                                                            Investments, LLC, Brian Howell,
                                                                                            Charlotte Howell, LEP Investments, Inc.,
                                                                                            Sid Kalmans, Amy Kalmans, Randy Johns,
                                                                                            Lorrie Johns, John A. Dixon as Trustee
                                                                                            of the John A. Dixon Revocable Trust,
                                                                                            Kevin McVicker, Debra McVicker
    71    61,182     0.02000   Actual/360     No                     Fee          D         Manoj Bhoola, Mohan Bhoola
    72    63,560     0.02000   Actual/360     No                     Fee                    Habibollah Makabe
    74    55,078     0.02000   Actual/360     No                     Fee                    Ranjana Bhana
    75    59,797     0.02000   Actual/360     No                     Fee                    Philip Pilevsky
    76    63,323     0.02000   Actual/360     No                     Fee                    Sam H. McMahon, Jr., Byron McMahon
    78    42,364     0.02000   Actual/360     No                     Fee                    Gregory Maidman, Mitchel Maidman
    79    55,334     0.02000   Actual/360     No                     Fee                    Charles S. Leyendecker
    80    56,949     0.02000   Actual/360     No                     Fee                    Vasant Gantra , Dilen Ganatra
    81    54,455     0.02000   Actual/360     No                     Fee                    Anthony Jon Sherman
    82    51,071     0.02000   Actual/360     No                     Fee                    David A. Levenson, Cheri K. Levenson
    84    58,734     0.02000   Actual/360     No                     Fee                    Jasper B. Sanfilippo
    85    50,355     0.02000   Actual/360     No                     Fee                    Corporate Property Associates 16-Global
                                                                                            Incorporated
 85.01                         Actual/360     No                     Fee
 85.02                         Actual/360     No                     Fee
 85.03                         Actual/360     No                     Fee
    86    47,298     0.02000   Actual/360     No                     Fee                    C. Scott Shanks, Mack H. DuBose,
                                                                                            Michael J. Hess
    88    49,282     0.02000   Actual/360     No                     Fee                    Adrian Socolsky
    89    49,404     0.02000   Actual/360     No                     Fee                    Harvey A. Schultz, Jonathan B. Schultz,
                                                                                            Steven M. Schultz
    96    43,055     0.02000   Actual/360     No                     Fee                    Anthony Jon Sherman
    97    41,208     0.02000   Actual/360     No                     Fee                    Ben Weil, Jr., Julian Blum
    98    34,629     0.02000   Actual/360     No                     Fee                    James B. Vaughn, Justin M. Vaughn,
                                                                                            Thomas C. McKee
   100    34,215     0.02000   Actual/360     No                     Fee                    International Institute of Boston, Inc.
   104    38,837     0.02000   Actual/360     No                     Fee                    Robert Geiserman
   106    36,904     0.02000   Actual/360     No                     Fee          D         Manoj Bhoola, Mohan Bhoola
   107    38,032     0.02000   Actual/360     No                     Fee                    Mark Kaufman
   109    31,789     0.02000   Actual/360     No                     Leasehold              Jeffrey K. Woodbury, Steven H. Stokes,
                                                                                            Gary Knighton
   112    32,754     0.02000   Actual/360     No                     Fee                    C. Scott Shanks, Mack H. DuBose,
                                                                                            Michael J. Hess
   113    32,336     0.02000   Actual/360     No                     Fee                    Edward Ross
   114    34,830     0.05000   Actual/360     No                     Fee                    Jaswant S. Multani
   115    31,841     0.02000   Actual/360     No                     Fee                    Yehuda Cohen
115.01                         Actual/360     No                     Fee
115.02                         Actual/360     No                     Fee
   116    31,393     0.02000   Actual/360     No                     Fee                    Jaren Nielson, Fred Cooper, Mark Wilson
   118    30,339     0.02000   Actual/360     No                     Fee                    Erez Lapsker
   120    30,588     0.02000   Actual/360     No                     Fee                    Jim Tally, John McAndrew
   126    26,640     0.02000   Actual/360     No                     Fee                    Jeffrey Roche
   129    23,182     0.02000   Actual/360     No                     Fee                    John P. Hooten, Thomas Nathan Clark
   130    24,798     0.02000   Actual/360     No                     Fee                    Daniel J. Flynn, III
   131    22,475     0.02000   Actual/360     No                     Fee                    Bryan Becker, David Becker, John E.
                                                                                            Day III, Mount Vernon Centre Associates
                                                                                            LLC
   134    16,251     0.02000   Actual/360     No                     Fee                    Gregory Maidman, Mitchel Maidman
   138    17,716     0.02000   Actual/360     No                     Fee                    Randy Simonson, John Batzer
   139    12,753     0.02000   Actual/360     No                     Fee                    Mitchel Maidman, Gregory Maidman
   140    12,146     0.02000   Actual/360     No                     Fee                    Gregory Maidman, Mitchel Maidman
   141    15,696     0.02000   Actual/360     No                     Fee                    Alan S. Mann, William Hutchinson
   143     7,822     0.02000   Actual/360     No                     Fee                    Gregory Maidman, Mitchel Maidman
   144     8,969     0.02000   Actual/360     No                     Fee                    Edward Ross


                                                                  UPFRONT ESCROW
                       -------------------------------------------------------------------------------------------------------------
         Letter of   Upfront CapEx   Upfront Eng.   Upfront Envir.   Upfront TI/LC   Upfront RE Tax   Upfront Ins.   Upfront Other
Loan #   Credit      Reserve         Reserve        Reserve          Reserve         Reserve          Reserve        Reserve
------   ---------   -------------   ------------   --------------   -------------   --------------   ------------   -------------
    18   No              15,205.00           0.00             0.00            0.00     1,080,000.00           0.00    1,889,700.00
    23   No                   0.00           0.00     1,283,250.00            0.00             0.00           0.00            0.00
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
    24   No                   0.00           0.00             0.00            0.00       314,419.97      15,677.08            0.00
    29   No                   0.00           0.00             0.00            0.00        85,790.00      83,161.42            0.00
    31   No               1,568.89           0.00             0.00        2,500.00       136,732.00      31,965.67    4,100,000.00
    32   No               1,414.60           0.00             0.00      100,000.00       102,945.53      24,460.67            0.00
    33   No                   0.00      48,125.00             0.00            0.00        73,500.00      16,715.50            0.00
    35   No               2,179.17      28,125.00             0.00            0.00       476,752.67           0.00            0.00
    36   No               5,431.50           0.00             0.00            0.00       369,624.17      15,362.50      500,000.00
    38   No                   0.00           0.00             0.00            0.00        75,000.00      15,616.50            0.00
    39   550,000.0            0.00           0.00             0.00            0.00        85,333.33      19,596.75            0.00
    40   No               5,875.00           0.00             0.00            0.00        34,333.33      13,023.00            0.00
    42   No                   0.00           0.00             0.00      494,854.80       341,197.77      11,234.25       14,473.00
    44   No                   0.00           0.00             0.00            0.00             0.00           0.00            0.00
    45   No               1,131.28           0.00       151,719.00        3,334.00        86,564.88       6,584.17            0.00
    46   No              32,094.75      86,421.00             0.00            0.00       130,512.59     139,916.33            0.00
    48   No               1,166.67           0.00             0.00            0.00             0.00           0.00      301,209.18
    49   No                   0.00           0.00             0.00            0.00        27,193.75      26,781.38            0.00
    51   No               3,267.00           0.00             0.00            0.00       144,333.75      78,793.08            0.00
    53   No                   0.00           0.00             0.00            0.00        56,437.50      14,140.00            0.00
    54   No                 989.02           0.00             0.00    3,412,983.60        25,686.81       8,363.92            0.00
    55   No               1,535.92           0.00             0.00        7,500.00        11,641.07       9,864.67            0.00
    56   No              85,776.00           0.00             0.00      250,000.00       218,868.00      20,345.00      197,889.00
    58   No                   0.00           0.00             0.00       70,200.00        10,488.84       1,234.91        3,333.33
    63   No                 919.81           0.00             0.00        1,250.00         6,562.77       5,676.07            0.00
    64   No               3,100.00           0.00             0.00            0.00       130,715.43      44,829.25            0.00
    65   No               3,316.00           0.00             0.00            0.00        29,218.35      10,095.27            0.00
    67   No              13,163.42           0.00             0.00            0.00        26,512.69      11,022.00            0.00
    69   No                 758.33           0.00             0.00            0.00        91,618.50           0.00            0.00
    70   No                 563.00           0.00             0.00        2,083.00        67,110.75      48,250.00            0.00
    71   No               6,933.92           0.00             0.00            0.00       108,513.33      26,897.38            0.00
    72   No                 815.80           0.00             0.00      100,000.00        72,916.67      22,141.00            0.00
    74   No                 384.13      10,813.00             0.00        1,280.40        85,233.88      11,653.99            0.00
    75   No               6,419.50      33,462.00             0.00            0.00       112,825.87      56,228.08            0.00
    76   No              10,670.42           0.00             0.00            0.00        71,500.00      13,806.67            0.00
    78   No               1,250.00           0.00             0.00            0.00       185,684.91      22,541.66    2,000,000.00
    79   No               2,300.00           0.00             0.00            0.00        67,332.97      31,182.83            0.00
    80   No               8,303.17      24,750.00             0.00            0.00        52,784.54      28,791.39            0.00
    81   500,000.0      100,000.00           0.00             0.00            0.00        56,966.87      23,443.00            0.00
    82   No                   0.00           0.00             0.00            0.00             0.00           0.00            0.00
    84   No               2,726.29           0.00         6,250.00            0.00             0.00           0.00            0.00
    85   No                   0.00           0.00             0.00            0.00             0.00           0.00            0.00
 85.01
 85.02
 85.03
    86   No                   0.00           0.00             0.00      264,604.50             0.00       6,957.59            0.00
    88   No                 868.83           0.00             0.00            0.00        36,398.08       3,968.33            0.00
    89   No                 666.63           0.00             0.00            0.00        20,699.20      10,819.64            0.00
    96   No             100,000.00           0.00             0.00            0.00        13,907.50       5,152.25            0.00
    97   No               1,076.00           0.00             0.00      200,000.00        84,241.64       3,760.75      148,664.09
    98   No               2,330.25      35,855.00             0.00            0.00        18,461.83       8,114.67      200,000.00
   100   No                   0.00      31,763.75         2,250.00            0.00             0.00           0.00            0.00
   104   No                 44,000           0.00             0.00      100,000.00       116,250.00      33,907.75            0.00
   106   No               7,316.75           0.00             0.00            0.00        87,561.59      16,110.20            0.00
   107   No               1,057.77           0.00             0.00      120,000.00        46,154.67       4,608.25    1,500,000.00
   109   No                   0.00           0.00             0.00            0.00             0.00           0.00            0.00
   112   No                   0.00           0.00             0.00            0.00         4,085.31       4,185.00            0.00
   113   No                 97,111           0.00             0.00      150,000.00        26,966.55       7,236.33      300,000.00
   114   No                   0.00           0.00             0.00            0.00        59,583.00      14,808.00      139,012.00
   115   No                    745      38,343.75             0.00        4,166.67             0.00       6,897.86            0.00
115.01
115.02
   116   No               1,532.00           0.00             0.00            0.00        36,087.00      17,550.83      100,000.00
   118   No               1,247.25      15,725.00             0.00        3,500.00        15,833.33       6,814.17            0.00
   120   No                 689.80           0.00             0.00        2,299.33        67,552.12      18,061.33            0.00
   126   No                 466.67           0.00             0.00            0.00        10,469.67       8,272.00            0.00
   129   No             216,702.50       7,500.00             0.00        1,250.00        31,012.39       5,670.83       72,835.34
   130   No                 508.16           0.00             0.00        3,334.00        20,786.25      28,416.67            0.00
   131   No                 921.90      20,932.50             0.00            0.00         8,473.67       9,943.08            0.00
   134   No                 583.33           0.00             0.00            0.00        58,178.03       7,498.93            0.00
   138   No                 169.75           0.00             0.00          792.00         9,535.17       2,447.92            0.00
   139   No                 333.33           0.00             0.00            0.00        53,081.84       6,267.19            0.00
   140   No                 500.00           0.00             0.00            0.00        51,867.33       7,418.88            0.00
   141   No               1,238.16           0.00             0.00      125,000.00        15,900.00       7,364.50            0.00
   143   No                 416.67           0.00             0.00            0.00        33,294.03       6,156.85            0.00
   144   No                   0.00           0.00             0.00            0.00        27,275.25       1,425.50            0.00



                                               MONTHLY ESCROW
         --------------------------------------------------------------------------------------------
         Monthly Capex   Monthly Envir.   Monthly TI/LC    Monthly RE    Monthly Ins.   Monthly Other
Loan #   Reserve         Reserve          Reserve          Tax Reserve   Reserve        Reserve         Grace Period
------   -------------   --------------   --------------   -----------   ------------   -------------   ------------
    18         1521.00             0.00          8363.00      90000.00           0.00            0.00              7
    23            0.00             0.00             0.00          0.00           0.00            0.00              7
 23.01                                                                                                             7
 23.02                                                                                                             7
 23.03                                                                                                             7
 23.04                                                                                                             7
 23.05                                                                                                             7
 23.06                                                                                                             7
 23.07                                                                                                             7
    24            0.00             0.00         83333.00      31442.00        3135.42            0.00              7
    29            0.00             0.00             0.00      42895.00       11880.20            0.00              7
    31         1568.89             0.00          2500.00      17091.50        7991.42            0.00              7
    32         1414.60             0.00          9430.67      12868.19        3057.58            0.00              7
    33         7500.00             0.00             0.00      10500.00        2785.92            0.00              7
    35         2179.17             0.00             0.00      36673.28           0.00            0.00              7
    36         5431.50             0.00             0.00      36962.42        5120.83            0.00              7
    38         6250.00             0.00             0.00      12500.00        2602.75            0.00              7
    39          833.29             0.00          2416.67      42666.67        2177.42            0.00              7
    40         5875.00             0.00             0.00       8583.33        2170.50            0.00              7
    42            0.00             0.00             0.00      32495.91        1248.25            0.00              7
    44            0.00             0.00             0.00          0.00           0.00            0.00              7
    45         1131.28             0.00          3334.00      28854.96        3292.08            0.00              7
    46        32094.75             0.00             0.00      12713.79       11283.08            0.00              7
    48         1166.67             0.00             0.00          0.00           0.00            0.00              7
    49         1350.98             0.00          5413.00      27193.75        2434.67            0.00              7
    51         3267.00             0.00             0.00      16037.08        9733.84            0.00              7
    53         6271.00             0.00             0.00       9406.25        2356.67            0.00              7
    54          989.02             0.00             0.00       8562.27        1361.08            0.00              7
    55         1535.92             0.00          7500.00       2910.27        1233.08            0.00              7
    56         2235.00             0.00          5957.00      27358.50        3390.83            0.00              5
    58            0.00             0.00             0.00          0.00           0.00            0.00              7
    63          919.81             0.00          1250.00       2187.59         618.12            0.00              7
    64         3100.00             0.00             0.00      14523.94        3827.33            0.00              7
    65           3,316             0.00             0.00      29218.35       10095.27            0.00              7
    67        13163.42             0.00             0.00       8837.56           0.00            0.00              7
    69          758.33             0.00             0.00      15269.75           0.00            0.00              7
    70          563.00             0.00          2083.00       9587.25        8041.67            0.00              7
    71         6933.92             0.00             0.00      10851.33        6596.00            0.00              7
    72          815.80             0.00          4167.00      10416.67        1845.08            0.00              7
    74          384.13             0.00          1280.40       9470.43        2330.80            0.00              7
    75         6419.50             0.00             0.00      24559.92        5513.00            0.00              7
    76        10670.42             0.00             0.00       6500.00        1380.67            0.00              7
    78         1250.00             0.00             0.00      23210.61        1733.97            0.00              7
    79         2300.00             0.00             0.00       7481.44        2666.50            0.00              7
    80         8303.17             0.00             0.00       7540.65        5402.69            0.00              7
    81         8977.34             0.00             0.00       6329.65        1674.50            0.00             15
    82            0.00             0.00             0.00          0.00           0.00            0.00              7
    84         2726.29             0.00             0.00          0.00           0.00            0.00              7
    85            0.00             0.00             0.00          0.00           0.00            0.00              7
 85.01                                                                                                             7
 85.02                                                                                                             7
 85.03                                                                                                             7
    86            0.00             0.00             0.00          0.00         750.07            0.00              7
    88          868.83             0.00             0.00       3308.92         992.08            0.00              7
    89            0.00             0.00             0.00          0.00           0.00            0.00              7
    96            0.00             0.00             0.00       4635.83        1717.42            0.00              7
    97         1076.00             0.00             0.00      10530.21        1253.58            0.00              7
    98         2330.25             0.00             0.00       9230.92        2028.67            0.00              7
   100            0.00             0.00             0.00          0.00           0.00            0.00              7
   104         1187.50             0.00             0.00      12916.67        5546.00            0.00              7
   106         7316.75             0.00             0.00       8756.16        5370.00            0.00              7
   107         1057.77             0.00             0.00       5769.33        1536.08            0.00              7
   109            0.00             0.00             0.00          0.00           0.00            0.00              7
   112            0.00             0.00             0.00       1021.33         418.50            0.00              7
   113         2110.80             0.00             0.00       2996.40        1809.08            0.00              7
   114            0.00             0.00             0.00       5417.00        3702.00            0.00              7
   115             745             0.00          4166.67          0.00        2299.29            0.00              7
115.01                                                                                                             7
115.02                                                                                                             7
   116         1532.00             0.00             0.00       6413.69        1604.35            0.00              7
   118         1247.25             0.00          3500.00       7916.67         681.42            0.00              7
   120          689.80             0.00          2299.33       7505.79        1389.33            0.00              7
   126          466.67             0.00             0.00       2617.42         785.00            0.00              7
   129          303.00             0.00          1250.00       3876.55         567.08            0.00              7
   130          508.16             0.00          3334.00       6928.75        2583.33            0.00              7
   131          921.90             0.00             0.00       4236.83         903.92            0.00              7
   134          583.33             0.00             0.00       7272.25         576.84            0.00              7
   138          169.75             0.00           792.00        794.60         489.58            0.00              7
   139          333.33             0.00             0.00       6635.23         482.09            0.00              7
   140          500.00             0.00             0.00       6483.42         570.68            0.00              7
   141         1238.16             0.00          4127.00       1766.67        1227.42            0.00              7
   143          416.67             0.00             0.00       4161.75         473.60            0.00              7
   144            0.00             0.00             0.00       3409.41         475.17            0.00              7


                                                          Interest                  Final      Remaining
         Lockbox                             Defeasance   Accrual                   Maturity   Amortization Term
Loan #   In-place   Property Type            Permitted    Period       Loan Group   Date       for Balloon Loans
------   --------   ----------------------   ----------   ----------   ----------   --------   -----------------
    18   No         Retail                   Yes          Actual/360            1                            360
    23   No         Industrial               Yes          Actual/360            1                            360
 23.01              Industrial                            Actual/360            1                            360
 23.02              Industrial                            Actual/360            1                            360
 23.03              Industrial                            Actual/360            1                            360
 23.04              Industrial                            Actual/360            1                            360
 23.05              Industrial                            Actual/360            1                            360
 23.06              Industrial                            Actual/360            1                            360
 23.07              Industrial                            Actual/360            1                            360
    24   No         Office                   Yes          Actual/360            1                            360
    29   No         Hotel                    Yes          Actual/360            1
    31   No         Retail                   No           Actual/360            1                            360
    32   No         Mixed Use                Yes          Actual/360            1                            360
    33   No         Multifamily              No           Actual/360            2                            360
    35   No         Parking Garage           Yes          Actual/360            1                            360
    36   No         Multifamily              Yes          Actual/360            2                            360
    38   No         Multifamily              No           Actual/360            2                            360
    39   No         Retail                   Yes          Actual/360            1                            360
    40   No         Multifamily              No           Actual/360            2                            360
    42   No         Office                   Yes          Actual/360            1                            360
    44   No         Industrial               Yes          Actual/360            1                            360
    45   No         Retail                   Yes          Actual/360            1                            360
    46   No         Hotel                    Yes          Actual/360            1                            360
    48   No         Office                   Yes          Actual/360            1                            360
    49   No         Retail                   Yes          Actual/360            1                            360
    51   No         Multifamily              Yes          Actual/360            2                            360
    53   No         Multifamily              No           Actual/360            2                            360
    54   No         Office                   Yes          Actual/360            1
    55   No         Office                   No           Actual/360            1                            360
    56   No         Retail                   Yes          Actual/360            1                            360
    58   No         Office                   Yes          Actual/360            1                            360
    63   No         Retail                   Yes          Actual/360            1                            360
    64   No         Multifamily              Yes          Actual/360            2                            360
    65   No         Multifamily              Yes          Actual/360            2                            360
    67   No         Hotel                    Yes          Actual/360            1                            360
    69   No         Parking Garage           Yes          Actual/360            1                            360
    70   No         Retail                   Yes          Actual/360            1                            360
    71   No         Hotel                    Yes          Actual/360            1                            360
    72   No         Office                   Yes          Actual/360            1                            360
    74   No         Retail                   Yes          Actual/360            1                            360
    75   No         Hotel                    Yes          Actual/360            1                            360
    76   No         Hotel                    Yes          Actual/360            1                            300
    78   No         Multifamily              Yes          Actual/360            2
    79   No         Multifamily              Yes          Actual/360            2                            360
    80   No         Hotel                    Yes          Actual/360            1                            360
    81   No         Hotel                    Yes          Actual/360            1                            360
    82   No         Office                   Yes          Actual/360            1                            360
    84   No         Industrial               Yes          Actual/360            1                            240
    85   No         Various                  Yes          Actual/360            1                            360
 85.01              Retail                                Actual/360            1                            360
 85.02              Mixed Use                             Actual/360            1                            360
 85.03              Retail                                Actual/360            1                            360
    86   No         Retail                   No           Actual/360            1                            360
    88   No         Office                   Yes          Actual/360            1                            360
    89   No         Office                   Yes          Actual/360            1                            360
    96   No         Hotel                    Yes          Actual/360            1                            360
    97   No         Office                   Yes          Actual/360            1                            360
    98   No         Multifamily              Yes          Actual/360            2
   100   No         Office                   No           Actual/360            1
   104   No         Office                   Yes          Actual/360            1                            360
   106   No         Hotel                    Yes          Actual/360            1                            360
   107   No         Retail                   Yes          Actual/360            1                            360
   109   No         Office                   Yes          Actual/360            1                            360
   112   No         Retail                   No           Actual/360            1                            360
   113   No         Retail                   Yes          Actual/360            1                            360
   114   No         Hotel                    No           Actual/360            1                            300
   115   No         Office                   Yes          Actual/360            1                            360
115.01              Office                                Actual/360            1                            360
115.02              Office                                Actual/360            1                            360
   116   No         Multifamily              Yes          Actual/360            1                            360
   118   No         Office                   Yes          Actual/360            1                            360
   120   No         Mixed Use                No           Actual/360            1                            360
   126   No         Multifamily              Yes          Actual/360            2                            360
   129   No         Retail                   No           Actual/360            1                            360
   130   No         Office                   Yes          Actual/360            1                            360
   131   No         Office                   Yes          Actual/360            1
   134   No         Multifamily              Yes          Actual/360            2
   138   No         Retail                   Yes          Actual/360            1                            360
   139   No         Multifamily              Yes          Actual/360            2
   140   No         Multifamily              Yes          Actual/360            2
   141   No         Retail                   Yes          Actual/360            1                            360
   143   No         Multifamily              Yes          Actual/360            2
   144   No         Retail                   Yes          Actual/360            1                            360


                                    EXHIBIT B

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

      (1) No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Mortgage Note) past due.

      (2) Except with respect to the ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Loans (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans with terms to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

      (3) The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

      (4) At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the date hereof between Servicer and Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the date hereof between Servicer and Seller).

      (5) In respect of each Mortgage Loan, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan, the related Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) as of the origination date, the Seller (based on customary due diligence) had no knowledge, and since the origination date, the Seller has no actual knowledge, that the related Mortgagor is a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

      (6) Each Mortgage Loan is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances. Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan, subject only to Permitted Encumbrances. There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances. Except for the holder of the Subordinate Companion Loan with respect to the AB Mortgage Loans, to the Seller's knowledge, no person other than the related Mortgagor and the mortgagee own any interest in any payments due under the related leases. The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Mortgage Loan documents. As of the origination date, there are no mechanics' or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below). As of the Closing Date, to the Seller's knowledge, there are no mechanics' or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below). No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule; no Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan other than one or more Mortgage Loans as shown on the Mortgage Loan Schedule; no Mortgage Loan is secured by property which secures another mortgage loan other than one or more Mortgage Loans as shown on the Mortgage Loan Schedule. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

      (7) The related Mortgagor under each Mortgage Loan has good and indefeasible fee simple or, with respect to those Mortgage Loans described in clause (20) hereof, leasehold title to the related Mortgaged Property comprising real estate subject to any Permitted Encumbrances.

      (8) The Seller has received an American Land Title Association (ALTA) lender's title insurance policy or a comparable form of lender's title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy, a title policy commitment or pro-forma "marked up" at the closing of the related Mortgage Loan and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a nationally recognized title insurance company (the "Title Insurer") qualified to do business in the jurisdiction where the applicable Mortgaged Property is located, covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances. Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.

      (9) The related Assignment of Mortgage and the related assignment of the Assignment of Leases executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related assignment of leases and rents from the Seller to the Purchaser. The endorsement of the related Mortgage Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Mortgage Note, and together with such Assignment of Mortgage and the related assignment of assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and Mortgage Loan documents to the Purchaser.

      (10) (a) The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from acts generally including fraud or material misrepresentation by the related Mortgagor and/or its principals. Additionally, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor and at least one individual or entity shall be liable to the Seller for any losses incurred by the Seller, its successors and assigns, generally due to (i) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (ii) any act of actual waste, and (iii) any breach of the environmental covenants contained in the related Mortgage Loan documents.

            (b) The Mortgage Loan documents for each Mortgage Loan contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Mortgagor which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (c) Each of the related Mortgage Notes and Mortgages are the legal, valid and binding obligations of the related Mortgagor named on the Mortgage Loan Schedule and each of the other related Mortgage Loan documents is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

            (d) The terms of the Mortgage Loans or the related Mortgage Loan documents, have not been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File.

            (e) With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor other than de minimis fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan following payment of such Mortgage Loan in full.

      (11) No Mortgage Loan has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Mortgagor has not been released, in whole or in part, from its obligations under any related Mortgage Loan document.

      (12) Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Mortgage Loan documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Mortgage Loan documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Mortgage Loan documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto. None of the Mortgage Loan documents provides for a release of a portion of the Mortgaged Property from the lien of the Mortgage except upon payment or defeasance in full of all obligations under the Mortgage, provided that, notwithstanding the foregoing, certain of the Mortgage Loans may allow partial release (a) upon payment or defeasance of an allocated loan amount which may be formula based, but in no event less than 125% of the allocated loan amount, or (b) in the event the portion of the Mortgaged Property being released shall not have been given any material value in connection with the underwriting or appraisal of the related Mortgage Loan.

      (13) As of the Closing Date, there is no payment default, giving effect to any applicable notice and/or grace period, and, to the Seller's knowledge, as of the Closing Date, there is no other material default under any of the related Mortgage Loan documents, giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller's knowledge, by the Seller's predecessors in interest with respect to the Mortgage Loans; and, to the Seller's actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made by the Seller in this Exhibit B. No Mortgage Loan has been accelerated and no foreclosure or power of sale proceeding has been initiated in respect of the related Mortgage. The Seller has not waived any material claims against the related Mortgagor under any non-recourse exceptions contained in the Mortgage Note.

      (14) (a) The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date specified therein (except for certain amounts that were fully disbursed by the mortgagee, but escrowed pursuant to the terms of the related Mortgage Loan documents) and there are no future advances required to be made by the mortgagee under any of the related Mortgage Loan documents. Any requirements under the related Mortgage Loan documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held. The value of the Mortgaged Property relative to the value reflected in the most recent appraisal thereof is not impaired by any improvements which have not been completed. The Seller has not, nor, to the Seller's knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loans, in respect of such Mortgage Loan, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Mortgage Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

            (b) No Mortgage Loan has capitalized interest included in its principal balance, or provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or, except for ARD Loans, negative amortization is due thereon.

            (c) Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than seven years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan,
            (i) the Mortgage Loan's interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full;
            (ii) all or a substantial portion of the Excess Cash Flow collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan's Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

            (d) Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan with a hard lockbox requires that tenants at the related Mortgaged Property shall (and each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan with a springing lockbox requires that tenants at the related Mortgaged Property shall, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment
            Date) make rent payments into a lockbox controlled by the holder of the Mortgage Loan and to which the holder of the Mortgage Loan has a first perfected security interest; provided however, with respect to each ARD Loan which is secured by a multi-family property with a hard lockbox, or with respect to each ARD Loan which is secured by a multi-family property with a springing lockbox, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date, tenants either pay rents to a lockbox controlled by the holder of the Mortgage Loan or deposit rents with the property manager who will then deposit the rents into a lockbox controlled by the holder of the Mortgage Loan.

      (15) The terms of the Mortgage Loan documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws, and regulations and the Seller has complied with all material requirements pertaining to the origination, funding and servicing of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

      (16) To the Seller's knowledge and subject to clause (37) hereof, as of the date of origination of the Mortgage Loan, based on inquiry customary in the industry, and to the Seller's actual knowledge and subject to clause (37) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgage Property or applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.

      (17) All (a) taxes, water charges, sewer rents, assessments or other similar outstanding governmental charges and governmental assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), and if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) have been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes and assessments and any late charges due in connection therewith has been established. As of the date of origination, the related Mortgaged Property was one or more separate and complete tax parcels. For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

      (18) To the Seller's knowledge based on surveys or the Title Insurance Policy, none of the improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (37) below, and no improvements on adjoining properties encroach upon such Mortgaged Property, except in each case for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy. With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

      (19) (a) Except with respect to repairs estimated to cost less than $5,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller's knowledge as of the Closing Date, the related Mortgaged Property is either (i) in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date or (ii) escrows in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in all events be not less than 100% of the estimated cost of the required repairs. Since the origination date, to the Seller's knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

            (b) As of the origination date of such Mortgage Loan and to the Seller's actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller's actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property.

      (20) The Mortgage Loans that are identified on Exhibit A as being secured in whole or in part by a leasehold estate (a "Ground Lease") (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), satisfy the following conditions:

            (a) such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease, or other agreement received by the originator of the Mortgage Loan from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan, there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

            (b) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances and such Ground Lease is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any such mortgage or lien on the fee interest, which nondisturbance agreement is assignable to or for the benefit of the related lessee and the related mortgagee;

            (c) such Ground Lease or another agreement received by the originator of the Mortgage Loan from the ground lessor provides that upon foreclosure of the related Mortgage or assignment of the Mortgagor's interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

            (d) such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller's knowledge, is currently in existence under such Ground Lease, nor at origination was, or to the Seller's knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor's covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

            (e) such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor's covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Mortgagor;

            (f) either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and
            (C) all rights of the Mortgagor under such Ground Lease (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

            (g) such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

            (h) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan together with any accrued and unpaid interest thereon; and

            (i) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

      (21) (a) An Environmental Site Assessment performed in connection with the origination of the related Mortgage Loan was obtained and reviewed by the Seller and a copy is included in the Servicing File.

            (b) Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, other than with respect to a Mortgaged Property
            (i) for which environmental insurance (as set forth on Schedule II hereto) is maintained, or (ii) which would require (x) any expenditure less than or equal to 5% of the outstanding principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws or (y) any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws for which, in connection with this clause (y), adequate sums, but in no event less than 125% of the estimated cost as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan and for which the related Mortgagor has covenanted to perform, or (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions (which may include the implementation of an operations and maintenance plan), if any, with respect to such conditions or circumstances as have been recommended by the Environmental Site Assessment or required by the applicable governmental authority, or
            (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority's order or directive, or (v) as to which such conditions or circumstances identified in the Environmental Site Assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Mortgagor or other responsible party obtained a "No Further Action" letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan;

            (c) To the Seller's actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there exists either (i) environmental insurance with respect to such Mortgaged Property (as set forth on Schedule II hereto) or (ii) an amount in an escrow account pledged as security for such Mortgage Loan under the relevant Mortgage Loan documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in clause (b) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

            (d) The related Mortgage or other Mortgage Loan documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property. The related Mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys' fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan.

            (e) Each of the Mortgage Loans which is covered by an environmental insurance policy obtained in lieu of an Environmental Site Assessment ("In Lieu of Policy") is identified on Schedule I and has an outstanding principal balance not greater than $3,000,000, and each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan and has a term ending no sooner than the date which is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Mortgage Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full. All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property identified on Schedule I as being insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

      (22) As of the date of origination of the related Mortgage Loan, and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Mortgage Loan documents permit the mortgagee to require the coverage described below. All premiums with respect to the Insurance Policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Mortgage Loan documents, and the Seller has not received any notice of cancellation or termination. The relevant Servicing File contains the Insurance Policy required for such Mortgage Loan or a certificate of insurance for such Insurance Policy. Each Mortgage requires that the related Mortgaged Property and all improvements thereon are covered by Insurance Policies providing (a) coverage in the amount of the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (subject to customary deductibles) for fire and extended perils included within the classification "All Risk of Physical Loss" in an amount sufficient to prevent the Mortgagor from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases exclusive of foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgage clause naming mortgagee and its successor in interest as additional insureds or loss payee, as applicable; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance (if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency ("FEMA"), with respect to certain Mortgage Loans and the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards) in an amount not to exceed amounts prescribed by FEMA; (d) workers' compensation, if required by law; (e) comprehensive general liability insurance in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account, but not less than $1 million; all such Insurance Policies contain clauses providing they are not terminable and may not be terminated without thirty (30) days prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days prior written notice to the mortgagee is required). In addition, each Mortgage permits the related mortgagee to make premium payments to prevent the cancellation thereof and shall entitle such mortgagee to reimbursement therefor. Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan together with any accrued interest thereon. The related Mortgaged Property is insured by an Insurance Policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least A-:VIII from A.M. Best Company or "A-" (or the equivalent) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or Moody's Investor Services, Inc. An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in connection with the origination of the related Mortgage Loan in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a return period of not less than 100 years, an exposure period of 50 years and a 10% probability of exceedence. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A-:VIII by A.M. Best Company or "A-" (or the equivalent) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or Moody's Investor Services, Inc. To the Seller's actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

      (23) All amounts required to be deposited by each Mortgagor at origination under the related Mortgage Loan documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.

      (24) Whether or not a Mortgage Loan was originated by the Seller, to the Seller's knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller's actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller's actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

      (25) Each Mortgage Loan complied at origination, in all material respects, with all of the terms, conditions and requirements of the Seller's, or if the Seller is not the originator, then, to the knowledge of the Seller, the originator's, underwriting standards applicable to such Mortgage Loan and since origination, the Mortgage Loan has been serviced in all material respects in a legal manner in conformance with the Seller's servicing standards.

      (26) The originator of the Mortgage Loan or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

      (27) The Mortgage Loan documents require the Mortgagor to provide the holder of the Mortgage Loan with at least annual operating statements, financial statements and except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant, rent rolls.

      (28) All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Mortgagor under the related Mortgage Loan documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period). All of the Seller's interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

      (29) No two or more Mortgage Loans representing more than 5% of the aggregate outstanding principal amount of all the mortgage loans included in the Trust Fund has the same Mortgagor or, to the Seller's knowledge, are to Mortgagors which are entities controlled by one another or under common control.

      (30) Each Mortgagor with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Trust Fund is an entity whose organizational documents or related Mortgage Loan documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity. For this purpose, "Single Purpose Entity" shall mean a Person, other than an individual, whose organizational documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

      (31) The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80% of the original principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in sub-clauses (a)(i) and (a)(ii) of this clause (31) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loan); or
(b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date on the last such modification for the date the Mortgage Loan was originated) or sub-clause
(a)(ii), including the proviso thereto. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2)). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

      (32) Each of the Mortgage Loans contain a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Mortgagor and that it may provide for assignments subject to the Mortgage Loan holder's approval of transferee, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Mortgagors or transfers of passive interests so long as the key principals or general partner retains control). The Mortgage Loan documents contain a "due on encumbrance" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Mortgagor is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder's approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control). As of the Closing Date, the Seller holds no preferred equity interest in any Mortgagor and the Seller holds no mezzanine debt related to such Mortgaged Property.

      (33) Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

      (34) Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that: defeasance may not occur any earlier than two years after the Closing Date; and requires either (a) the prior written consent of, and compliance with the conditions set by, the holder of the Mortgage Loan to any defeasance, or (b)(i) the replacement collateral consist of U.S. "government securities," within the meaning of Treasury Regulations Section 1.860 G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due (up to the maturity date for the related Mortgage Loan, the Anticipated Repayment Date for ARD Loans or the date on which the Mortgagor may prepay the related Mortgage Loan without payment of any prepayment penalty);
(ii) the loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) counsel provide an opinion that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (iv) such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note when due. Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Mortgagor shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in paragraph (35) hereof). In addition, if the related Mortgage Loan permits defeasance, then the Mortgage Loan documents provide that the related Mortgagor shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Mortgage Loan documents, and in the case of loans with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (i) a REMIC opinion and (ii) rating agency letters confirming that no downgrade or qualification shall occur as a result of the defeasance.

      (35) In the event that a Mortgage Loan is secured by more than one Mortgaged Property, then, in connection with a release of less than all of such Mortgaged Properties, a Mortgaged Property may not be released as collateral for the related Mortgage Loan unless, in connection with such release, an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property is prepaid or, in the case of a defeasance, an amount equal to 125% of the Allocated Loan Amount is defeased through the deposit of replacement collateral (as contemplated in clause (34) hereof) sufficient to make all scheduled payments with respect to such defeased amount, or such release is otherwise in accordance with the terms of the Mortgage Loan documents..

      (36) Each Mortgaged Property is owned by the related Mortgagor, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

      (37) In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller or (ii) an ALTA lender's title insurance policy (or binding commitment therefor) or the equivalent as adopted in the applicable jurisdiction insures against such non-conformity.

      (38) Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Mortgagor under the Mortgage Loan. The Mortgage Loan was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

      (39) No court of competent jurisdiction will determine in a final decree that fraud, with respect to the Mortgage Loans, has taken place on the part of the Seller or, to the Seller's actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

      (40) The related Mortgage or other Mortgage Loan documents provide a grace period for delinquent Monthly Payments no longer than ten (10) days from the applicable payment date.

      (41) The following statements are true with respect to the related Mortgaged Property: (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

      (42) None of the Mortgage Loan documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism (provided that such insurance coverage is generally available at commercially reasonable rates and, in circumstances where such insurance is not expressly required, that any request on the part of the mortgagee that the related borrower maintain such insurance is reasonable). Each Mortgaged Property is insured by an "all-risk" casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from ) acts of terrorism.

      (43) An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

Defined Terms:

      The term "Allocated Loan Amount" shall mean, for each Mortgaged Property, the portion of principal of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Mortgage Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

      The term "Anticipated Repayment Date" shall mean the date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of the related Mortgage Loan and on which any such Mortgage Loan begins accruing Excess Interest.

      The term "ARD Loan" shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

      The term "Environmental Site Assessment" shall mean a Phase I environmental report meeting the requirements of the American Society for Testing and Materials, and, if in accordance with customary industry standards a reasonable lender would require it, a Phase II environmental report, each prepared by a licensed third party professional experienced in environmental matters.

      The term "Excess Cash Flow" shall mean the cash flow from the Mortgaged Property securing an ARD Loan after payments of interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), and (a) required payments for the tax and insurance fund and ground lease escrows fund,
(b) required payments for the monthly debt service escrows, if any, (c) payments to any other required escrow funds and (d) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer and discretionary (lender approved) capital expenditures.

      The term "Excess Interest" shall mean any accrued and deferred interest on an ARD Loan in accordance with the following terms. Commencing on the respective Anticipated Repayment Date each ARD Loan (pursuant to its existing terms or a unilateral option, as defined in Treasury Regulations under Section 1001 of the Code, in the Mortgage Loans exercisable during the term of the Mortgage Loan) generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a percentage specified in the related Mortgage Loan documents. Until the principal balance of each such Mortgage Loan has been reduced to zero (pursuant to its existing terms or a unilateral option, as defined in Treasury Regulations under Section 1001 of the Code, in the Mortgage Loans exercisable during the term of the Mortgage Loan), such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest").

      The term "in reliance on" shall mean that:

            (a) the Seller has examined and relied in whole or in part upon one or more of the specified documents or other information in connection with a given representation or warranty;

            (b) that the information contained in such document or otherwise obtained by the Seller appears on its face to be consistent in all material respects with the substance of such representation or warranty;

            (c) the Seller's reliance on such document or other information is consistent with the standard of care exercised by prudent lending institutions originating commercial mortgage loans; and

            (d) although the Seller is under no obligation to verify independently the information contained in any document specified as being relied upon by it, the Seller believes the information contained therein to be true, accurate and complete in all material respects and has no actual knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.

      The term "Mortgage Interest Rate" shall mean the fixed rate of interest per annum that each Mortgage Loan bears as of the Cut-off Date.

      The term "Permitted Encumbrances" shall mean:

            (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

            (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally and referred to in the related mortgagee's title insurance policy;

            (c) other matters to which like properties are commonly subject, and

            (d) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property.

            which together do not materially and adversely affect the related Mortgagor's ability to timely make payments on the related Mortgage Loan, which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, for the use currently being made, the operation as currently being operated, enjoyment, value or marketability of such Mortgaged Property, provided, however, that, for the avoidance of doubt, Permitted Encumbrances shall exclude all pari passu, second, junior and subordinated mortgages but shall not exclude mortgages that secure Mortgage Loans that are cross-collateralized with other Mortgage Loans.

      Other. For purposes of these representations and warranties, the term "to the Seller's knowledge" shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans or any servicer that has serviced the Mortgage Loan on behalf of the Seller, believes that a given representation or warranty is not true or inaccurate based upon the Seller's reasonable inquiry and during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate. Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller's knowledge. For purposes of these representations and warranties, the term "to the Seller's actual knowledge" shall mean that a director, officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

                                   SCHEDULE I

 MORTGAGE LOANS FOR WHICH A LENDER'S ENVIRONMENTAL POLICY WAS OBTAINED IN LIEU
                       OF AN ENVIRONMENTAL SITE ASSESSMENT


                                     None.

                                   SCHEDULE II

       MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED


                                     None.

                                    EXHIBIT C

                                   EXCEPTIONS

--------------------------------------------------------------------------------
Representation
      No.                           Description of Exception
--------------------------------------------------------------------------------

   CIBC Inc. Exceptions to Representations and Warranties - JPMCC 2007-CIBC20
   --------------------------------------------------------------------------


Rep. #
------

4. Loan No. 24 (Pillsbury Winthrop) - The related Ground Lease provides, by its terms, that the ground lessor has an option to purchase the related Mortgage Loan, which option is exercisable by the ground lessor for a period of thirty (30) days after notice from the holder of the Mortgage that the holder of the Mortgage intends either to sell the Mortgage Loan, or to acquire the Mortgagor's interest under the Ground Lease (whether by foreclosure, deed-in-lieu, or otherwise). The purchase price for such option is equal to the sum of the outstanding unpaid balance of the related Mortgage Loan together with any other amounts due and unpaid under the Mortgage. The purchase option is not triggered by the current securitization transaction as the Ground Lessor has consented in the Ground Lessor Estoppel to the current Mortgage Loan and an assignment to any real estate mortgage investment conduit which purchases the related Mortgage Loan in connection with the securitization of the related Mortgage Loan.

6. Loan No. 109 (KCWS Building) - Utah State University, the ground lessor under the ground lease, has a right of first refusal in the event the related Mortgagor receives an offer to purchase its leasehold interest in the related Mortgaged Property. At the closing of the related Mortgage loan the ground lessor and the related Mortgagor entered into a ground lease estoppel and amendment whereby the ground lessor agreed that the right of first refusal will not apply to a foreclosure action or deed in lieu of foreclosure (a "Foreclosure Transfer") or the first conveyance of title to the related Mortgaged Property following a Foreclosure Transfer.

        Loan No. 35 (Millennium Garage) - Pursuant to a reservation (the "Reservation") recorded against the related Mortgaged Property, the Illinois Central Gulf Railroad Company has the right to dedicate in fee simple a portion of the related Mortgaged Property (such portion, the "Reservation Area") for purposes of railroad/subway use located at the west 22 feet of the land, below 26 feet Chicago City Datum (which according to the survey for the related Mortgaged Property comprises a portion of the related Mortgaged Property containing approximately 27 parking spaces). The loan documents for the related Mortgage Loan provide that if the holder of the Reservation exercises its rights under the Reservation, then the related Mortgagor must partially defease a portion of the loan equal to the "Release Amount" (as hereinafter defined); provided however that if the holder of the Reservation exercises its rights under the Reservation prior to the date that is the 2nd anniversary of the REMIC "startup date", then the related Mortgagor shall prepay the Release Amount in cash subject to payment of a yield maintenance premium (defined in the related Mortgage Note as the "Prepayment Premium"). The term "Release Amount" means an amount such that, after giving effect to such partial defeasance and the release of the Reservation Area from the lien of the related Mortgage, (i) the Debt Service Coverage Ratio (as defined in the related Mortgage Note) for the Undefeased Note (as defined in the related Mortgage Note) shall be not less than 1.25:1.00; and (ii) the Loan-to-Value Ratio for the balance of the related Mortgaged Property (after giving effect to the release of the Reservation Area) shall not exceed 75%.

        Loan No. 18 (Baldwin Park Retail) - The related Mortgaged Property is subject to that certain recorded Declaration of Covenants, Conditions, Restrictions and Obligations dated December 17, 2002, as amended (the "Declaration"). Under the Declaration, the declarant (the "Declarant") has an option to purchase the related Mortgaged Property or a portion thereof or to compel the related Mortgagor to sell the related Mortgaged Property or a portion thereof (collectively, the "Purchase Option") upon the default or breach of certain covenants and restrictions set forth in the Declaration. Pursuant to the terms of the Declaration, upon exercising its Purchase Option, if a mortgage loan is outstanding on the related Mortgaged Property, at the closing of such purchase, the mortgagee of such mortgage loan shall be paid the outstanding amounts due under such mortgage loan along with all fees associated therewith, including without limitation any outstanding principal and accrued and unpaid interest under the mortgage loan (or any amount to defease the mortgage loan), any prepayment premiums and penalties and any out-of-pocket costs incurred by the mortgagee.

        Loan No. 18 (Baldwin Park Retail) - Under the Declaration, the Declarant also has a right of first refusal to purchase the related Mortgaged Property or a portion thereof in the event that prior to December 17, 2009 the related Mortgagor receives a bona fide offer to purchase the related Mortgage Property or a portion thereof, which, if accepted, would result in a change of control of the related Mortgaged Property, and the related Mortgagor is prepared to accept such offer. Pursuant to the Declaration, the related Mortgagor is required to deliver a copy of such offer to purchase to the Declarant, at which time Declarant shall have thirty (30) days to notify the related Mortgagor of its election to cause the related Mortgagor to refuse such offer and to purchase the related Mortgage Property. The Declaration provides that a mortgagee of a mortgage loan outstanding on the related Mortgaged Property taking title to the related Mortgaged Property by way of a foreclosure sale or deed-in-lieu of foreclosure will not trigger the Declarant's right of first refusal to purchase the related Mortgaged Property or a portion thereof. In addition, the Declaration provides that in the event that Declarant exercises its right of first refusal, Declarant shall satisfy any mortgage against the related Mortgaged Property with the closing proceeds payable to the related Mortgagor (or supplemented by the related Mortgagor, if necessary) to ensure such indebtedness is paid in full, unless the fee mortgagee and the Declarant agree for Declarant to assume the mortgage. The Estoppel (as defined below in Section 16) stated, among other things, that the Declarant has no presently exercisable rights of first refusal with respect to the related Mortgaged Property.

        Loan No. 24 (Pillsbury Winthrop) - The Ground Lease provides that any transfer of the leasehold interest in the related Mortgaged Property (except as noted below) is subject to a right of first refusal/right of first offer in favor of the Ground Lessor; the ground lessor is required to purchase the Mortgaged Property on the terms specified by the Mortgagor in its offer. The Ground Lessor Estoppel provides that this provision does not apply to the mortgagee if the mortgagee itself acquires the leasehold interest in the related Mortgaged Property at a foreclosure sale or deed in lieu of foreclosure (but will provide that this provision does apply to a subsequent transfer by such mortgagee of such interest and to any transfer of the leasehold interest by the related Mortgagor).

7. Loan Nos. 109, 35, 18 and 24 (KCWS Building, Millennium Garage, Baldwin Park Retail and Pillsbury Winthrop) - See exceptions to Rep #6 above.

        Loan No. 131 (521-545 St. Paul Place) - Because the Mortgage Loan is structured for tax purposes with an indemnity deed of trust ("IDOT"), the guarantor of the related Mortgage Note (instead of the related Mortgagor) is the owner of the related Mortgaged Property and the related Mortgage encumbers such guarantor's fee interest in the related Mortgaged Property.

8. Loan Nos. 109, 35, 18 and 24 (KCWS Building, Millennium Garage, Baldwin Park Retail and Pillsbury Winthrop) - See exceptions to Rep #6 above.

10(a). Loan No. 36 (Broadstone Stonebriar) - "Waste" has been deleted from the Mortgage Loan documents for the Mortgage Loan as a non-recourse carve-out.

10(d). Loan No. 18 (Baldwin Park Retail) - the Mortgage Loan closed on September 14, 2007.

        Loan No. 24 (Pillsbury Winthrop) - the Mortgage Loan closed on September 21, 2007.

        Loan No. 116 (Campus Park Housing) - the Mortgage Loan closed on September 6, 2007.

        Loan No. 114 (Hawthorn Suites - Charleston, SC) - the Mortgage Loan closed on September 13, 2007.

12.     Loan No. 35 (Millennium Garage) - see exceptions to Rep #6 above.

        Loan No. 23 (International Aluminum Portfolio) - Substitution of an individual property with a replacement property is permitted upon the terms and conditions set forth in Exhibit A to the Mortgage Note, including, without limitation, the requirements that (x) the net operating income and debt service coverage ratio for the replacement property for the 12 month period immediately preceding the substitution must be equal to or greater than 110% of the net operating income and debt service coverage ratio for the released property for the 12 month period immediately preceding the substitution and (y) the appraised value of the replacement property must be equal to or greater than 110% of the greater of (i) the appraised value of the released property on the closing date of the Mortgage Loan and (ii) the appraised value of the released property on the date of substitution. In addition, Lender shall have received confirmation in writing from the rating agencies to the effect that such substitution will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable rating gencies for any securities issued in connection with a secondary market transaction.

        Loan No. 85 (Sheplers Portfolio) - Substitution of an individual property with a replacement property is permitted upon the terms and conditions set forth in Exhibit A to the Mortgage Note, including, without limitation, the requirements that (x) the net operating income and debt service coverage ratio for the replacement property for the 12 month period immediately preceding the substitution must be equal to or greater than 110% of the net operating income and debt service coverage ratio for the released property for the 12 month period immediately preceding the substitution and (y) the appraised value of the replacement property must be equal to or greater than 110% of the greater of (i) the appraised value of the released property on the closing date of the Mortgage Loan and (ii) the appraised value of the released property on the date of substitution. In addition, Lender shall have received confirmation in writing from the rating agencies to the effect that such substitution will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable rating gencies for any securities issued in connection with a secondary market transaction.

        Loan No. 71 (Castillo Real) - This Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 106 (Quality Inn). The provisions regarding cross collateralization and cross default shall terminate so long as there is no event of default under the Castillo Real Mortgage Loan documents and (i) the debt service coverage ratio for the Quality Inn Mortgage Loan is at least 1.40: 1.00, and the loan to value ratio of the Quality Inn Mortgage Loan shall be no more than 75%, each as calculated by the holder of the Mortgage Loan on a stand-alone basis from the Castillo Real Mortgage Note and the Castillo Real Mortgaged Property pursuant to and in accordance with the holder of the Mortgage Loan's standard underwriting criteria; and (ii) the Castillo Real Mortgaged Property is simultaneously transferred to a third party unrelated to Mortgagor in compliance with the terms of the Castillo Real Mortgage, or the Castillo Real Promissory Note is simultaneously defeased or is paid and satisfied in full in compliance with the terms of the Castillo Real Promissory Note.

        Loan No. 106 (Quality Inn) - This Mortgage Loan is cross-collateralized and cross-defaulted with Loan No. 71 (Castillo Real). The provisions regarding cross collateralization and cross default shall terminate so long as there is no event of default under the Quality Inn Mortgage Loan documents and (i) the debt service coverage ratio for the Castillo Real Mortgage Loan is at least 1.40: 1.00, and the loan to value ratio of the Castillo Real Mortgage Loan shall be no more than 75%, each as calculated by the holder of the Mortgage Loan on a stand-alone basis from the Quality Inn Mortgage Note and the Quality Inn Mortgaged Property pursuant to and in accordance with the holder of the Mortgage Loan's standard underwriting criteria; and (ii) the Quality Inn Mortgaged Property is simultaneously transferred to a third party unrelated to Mortgagor in compliance with the terms of the Quality Inn Mortgage, or the Quality Inn Promissory Note is simultaneously defeased or is paid and satisfied in full in compliance with the terms of the Quality Inn Promissory Note.

16. Loan No. 81 (Fairfield Inn - Fayetteville, NC) - The engineering report related to the Mortgage property recommended ADA modifications (install swimming pool transfer devise and provide additional ADA kits) with an estimated cost of $6,000 ("Deferred Maintenance"). The Mortgage Loan documents provide that within 90 days of the date upon which the Mortgagor or lessee receives any notice from any applicable governmental authority requesting the completion of or commencing any inquiry regarding the need for (or imposing any penalty by reason of failure to have completed) the Deferred Maintenance, the Mortgagor shall complete the Deferred Maintenance.

        Loan No. 18 (Baldwin Park Retail) - The Declarant (as defined in Section 6 above) issued to the Seller an estoppel certificate dated July 5, 2007 (the "Estoppel"). The Estoppel discloses that certain defaults exist under the Declaration. As noted in Section 6 above, certain defaults under the Declaration may trigger a Purchase Option, but the Declaration provides that if there is a mortgage against the related Mortgaged Property, such mortgage (including without limitation any outstanding principal and accrued and unpaid interest under the mortgage loan (or any amount to defease the mortgage loan), any prepayment premiums and penalties and any out-of-pocket costs incurred by the mortgagee) must paid in full at the closing of such purchase. The related Mortgage loan documents obligate the related Mortgagor to diligently pursue the cure of the defaults noted in the Estoppel. In addition, (i) the Estoppel states that there is no presently exercisable right to compel a sale of the related Mortgaged Property and no notice has been given to the related Mortgagor that an event exists which would entitle the Declarant to exercise the Purchase Option and (ii) the title insurance policy for the related Mortgage loan includes a comprehensive endorsement which insures against, among other things, loss or damage resulting from a violation of any restrictive covenants against the related Mortgaged Property including the Declaration.

17. Loan No. 48 (600 North Bedford Street) - The related Mortgaged Property consists of two (2) tax parcels, one of which covers property other than the related Mortgage Property. The Mortgage Loan Seller has been informed that, by virtue of that certain subdivision plat recorded prior to the related Mortgage, the related Mortgaged Property shall be automatically converted to one single tax lot upon the next real property tax assessment occurring in January 2008. The related Mortgage Loan documents require the related Mortgagor to escrow for real estates tax payments on both tax parcels until the related Mortgaged Property is separately assessed for real estate taxes as a single, separate tax parcel at which time the related Mortgagor shall be required to only escrow for real estate taxes against the related Mortgage Property.

        Loan No. 18 (Baldwin Park Retail) - The related Mortgaged Property consists of six (6) tax parcels, four (4) of which cover property other than the related Mortgage Property. Currently four (4) of the tax parcels include the non-retail condominium units (comprising 177 residential apartments) which are located on the tax parcels, but not a part of the related Mortgaged Property. According to an opinion of counsel provided to Seller, that portion of the related Mortgaged Property which is part of the four (4) tax parcels shall be assigned separate tax parcels and will be separately assessed for real estate taxes the next tax fiscal year. The related Mortgage Loan Documents require the related Mortgagor to escrow for real estate tax payments on all tax parcels until the related Mortgaged Property is separately assessed for real estate taxes as separate tax parcel at which time the related Mortgagor shall be required to only escrow for real estate taxes against the related Mortgage Property.

19(a). Loan No. 84 (John B. Sanfilippo & Son Facility) - the engineering report with respect to the Mortgaged Property was prepared July 13, 2006.

        Loan No. 116 (Campus Park Housing) - the engineering report with respect to the Mortgaged Property was prepared May 26, 2006.

        Loan No. 18 (Baldwin Park Retail) - the engineering report with respect to the Mortgaged Property was prepared the July 11, 2006.

        Loan No. 58 (Hallmark Health Systems) - the engineering report with respect to the Mortgaged Property was prepared August 14, 2006.

        Loan No. 23 (International Aluminum Portfolio) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $86,930.00. An escrow was not established for such repairs; however the primary tenant at the Mortgaged Property is responsible for performing such repairs.

        Loan No. 29 (The Milburn Hotel) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $7,050.00. An escrow was not established for such repairs.

        Loan No. 38 (Enclave at the Foothills) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $7,300.00. An escrow was not established for such repairs.

        Loan No. 45 (Monmouth Plaza) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $6,000.00. An escrow was not established for such repairs.

        Loan No. 78 (322-326 East 82nd Street) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $12,190.00. An escrow was not established for such repairs.

        Loan No. 85 (Sheplers Portfolio) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $107,965.00. An escrow was not established for such repairs; however the primary tenant at the Mortgaged Property is responsible for performing such repairs.

        Loan No. 107 (The Marketplace Shopping Center - Odessa, TX) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $7,500.00. An escrow was not established for such repairs.

        Loan No. 134 (202 East 21st Street) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $8,980. An escrow was not established for such repairs.

        Loan No. 140 (206 East 81st Street) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $10,370.00. An escrow was not established for such repairs.

        Loan No. 143 (309 West 43rd Street) - the engineering report prepared in connection with the closing of the Mortgage Loan recommended immediate repairs of $16,000.00. An escrow was not established for such repairs.

20.     Loan No. 24 (Pillsbury Winthrop) -

        Generally, the rights of the mortgagee with respect to the Ground Lease are not set forth in the Ground Lease. All such rights of the mortgagee must be obtained pursuant to a triparty agreement among the ground lessor under the Ground Lease (the "Ground Lessor"), the mortgagor and the mortgagee (the "Ground Lessor Estoppel"). The Ground Lessor has agreed that the mortgagee has the right to freely assign the Ground Lessor Estoppel to J.P. Morgan Chase Commercial Securities Corp. and to any real estate mortgage investment conduit which purchases the related Mortgage Loan in connection with the securitization of the related Mortgage Loan, and any foreclosure sale purchaser created by and controlled by the holder of the related Mortgage Loan to take title to the leasehold estate in the Mortgaged Property in connection with an acquisition of such leasehold estate pursuant to a foreclosure sale or deed in lieu of foreclosure (collectively, a "Lender").

        The Ground Lessor Estoppel does not constitute an amendment to the Ground Lease.

        #20(c) - Pursuant to the Ground Lessor Estoppel, a Lender may become the owner of the related Mortgagor's interest under the Ground Lease following a foreclosure or other acquisition of the Mortgagor's interest in the Ground Lease without the Ground Lessor's consent through executing a written assumption agreement pursuant to which such Lender assumes the obligations of the lessee under the Ground Lease only from and after the date of its acquisition of the Mortgagor's interest in the Ground Lease; however, such interest is not further assignable without the prior written consent of the Ground Lessor, which consent may not be unreasonably withheld, and any party other than a Lender will be required to fully assume and promise to observe and perform all covenants and obligations of the lessee under the Ground Lease and assume personal liability for the obligations of the Mortgagor under the Ground Lease accruing prior to or after the period of time that such party acquires the Mortgagor's interest in the Ground Lease.

        #20(d) - The Ground Lessor Estoppel requires the consent of the mortgagee for any termination of the Ground Lease, but the Ground Lessor Estoppel contains an exception for any termination of the Ground Lease pursuant to any express provision of the Ground Lease (subject to the mortgagee's right to cure defaults). The only express provisions in the Ground Lease which provide the Mortgagor with the right to terminate the Ground Lease are upon certain events of casualty or condemnation, however, the Mortgagor is bound by the Mortgage Loan documents which require the mortgagee's consent prior to any such termination by the Mortgagor. The only express provisions in the Ground Lease which provide the Ground Lessor with the right to terminate the Ground Lease are upon a default by the Mortgagor under the Ground Lease, however, the mortgagee has the right to notice and an opportunity to cure any such defaults.

        #20(h) - The Ground Lease and the related Ground Lessor Estoppel do not provide for insurance proceeds to be applied to the Mortgage Loan under any circumstances except in the event there are excess proceeds after the repair and restoration of the related property by the Mortgagor following restoration by the Mortgagor upon a casualty where the Mortgagor does not have the right to terminate the Ground Lease, or does not terminate the Ground Lease.

        The Ground Lease and the Ground Lessor Estoppel Certificate provide that casualty and condemnation proceeds equal to or exceeding $100,000 shall be held by an insurance trustee approved by the Ground Lessor and the mortgagee and disbursed pursuant to an insurance trust agreement in a form to be agreed upon by such parties and the related Mortgagor.

22. Loan No. 67 (Holiday Inn - Lima) - $100,000 deductibles are permitted for all coverages. In addition, for so long as Columbia Sussex Corporation is in control of the Mortgagor, the Mortgagor may have deductibles or self-insured retention of up to $1,000,000 provided that the Mortgagor and an affiliate of Mortgagor shall remain liable to the holder of the Mortgage Loan for any shortfall between the amount actually paid under any such policies and the amount that would have been paid if the deductibles were $100,000.

        Loan No. 23 (International Aluminum Portfolio) - Insurance under the IAL Lease is accepted in lieu of the insurance requirements under the Mortgage Loan documents as long as the IAL Lease is in effect and the insurance under Section 16 of the IAL Lease is maintained. The IAL lease allows for a property deductible of no more than $100,000 and a self-insured retention on the general liability of up to $150,000 per occurrence. In addition, the Mortgage Loan documents permit $100,000 deductibles for all coverages.

        Loan No. 75 (The Andrew Hotel) - $100,000 deductibles are permitted for "all-risk" insurance (except that the deductible with respect to windstorm shall not exceed $100,000 per claim or such greater amount to which such deductible may be increased based on market conditions, in no event, however, to exceed five percent (5%) of the total insurable value of the affected building or buildings). However, a principal of the Mortgagor is liable to the holder of the Mortgage Loan for any failure by Mortgagor to pay any deductible under the "all-risk" insurance policy to the extent such deductible exceeds $50,000.00.

        Loan No. 51 (Eagles Landing Apartments) - The related Mortgagor's windstorm insurance provides for less than 12 months of business interruption or rental loss insurance. At the closing of the related Mortgage Loan a business interruption insurance deficiency/shortfall guaranty was executed by the Leyendecker Family Limited Partnership and Charles S. Leyendecker.

        Loan No. 63 (Shaw's Plaza) - $100,000 deductibles are permitted for all-risk causalty insurance coverage. Deductibles of up to 5% of the insurance value of the improvements are permitted with respect to flood, windstorm and earthquake insurance provided by the tenant under the Shaw's lease. A principal of the Mortgagor shall indemnify the holder of the Mortgage Loan for any actual losses suffered by the holder of the Mortgage Loan as a result of the existence of a deductible in excess of $10,000.00 with respect to the all-risk insurance coverage; provided that so long as the actual deductible does not exceed $100,000.00, such liability shall not exceed $90,000.

        Loan No. 69 (Valet Airpark) - The Mortgage Loan documents permit a deductible of up to $100,000.00 in respect of commercial general liability insurance. The non-recourse carve-out indemnitor for the Mortgage Loan has guaranteed payment of any and all deductibles in respect of such commercial general liability insurance.

        Loan No. 131 (521-545 St. Paul Place) - The liability insurance maintained with respect to the Mortgaged Property is issued by an insurer with a rating of A-:VII by A.M. Best.

        Loan No. 72 (Wall Street Plaza) - The first $800,000 of property insurance maintained with respect to the Mortgaged Property is issued by an insurer with a rating of A-:VII by A.M. Best.

        Loan No. 84 (John B. Sanfilippo & Son Facility) - The liability insurance maintained with respect to the Mortgaged Property has a deductible of $50,000.

        Loan No. 82 (College Drive Plaza) - The master lessee, Intermountain Health Services, Inc., self-insures with respect to liability insurance at the related Mortgaged Property. In March 2007, Standard and Poor's issued a long term rating of AA+ on IHC Health Services' bonds.

32.     The following applies to each of the Mortgage Loans listed below:
        Holders of direct or indirect equity interests in the Mortgagor have pledged their direct or indirect interests in the Mortgagor to secure a mezzanine loan (a "Mezzanine Loan"). In connection with such Mezzanine Loan, the Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

            a. Loan No. 18 (Baldwin Park Retail)

        The following applies to each of the Mortgage Loans listed below: The related Mortgage provides that direct or indirect equity interests in the related Mortgagor may be pledged as security for indebtedness of the owners of direct or indirect equity interests in the related Mortgagor, under certain conditions more fully set forth in the related Mortgage (including, without limitation, limits on the maximum aggregate loan-to-value ratio (inclusive of both the Mortgage Loan and such mezzanine indebtedness) and/or the minimum debt service coverage ratio (inclusive of both the Mortgage Loan and such mezzanine indebtedness) and the requirement of an intercreditor agreement satisfactory to the holder of the Mortgage Loan).

            a.    Loan No. 113 (Northland Plaza)
            b.    Loan No. 75 (The Andrew Hotel)
            c.    Loan No. 98 (Orchard Place Apartments)
            d.    Loan No. 141 (Briarwood Shopping Center
            e.    Loan No. 80 (Mission Bay Holiday Inn Express)
            f.    Loan No. 70 (Pipers Crossing)
            g.    Loan No. 109 (KCWS Building)
            h.    Loan No. 33 (Autumn Creek)
            i.    Loan No. 40 (Union Hills Estates)
            j.    Loan No. 38 (Enclave at the Foothills)
            k.    Loan No. 53 (7700 Place)
            l.    Loan No. 129 (Tower at Boerne)
            m.    Loan No. 44 (Associated Hygienic Products)
            n.    Loan No. 45 (Monmouth Plaza)
            o.    Loan No. 78 (322-326 East 82nd Street)
            p.    Loan No. 134 (202 East 21st Street)
            q.    Loan No. 139 (1582 York Avenue)
            r.    Loan No. 140 (206 East 81st Street)
            s.    Loan No. 143 (309 West 43rd Street )
            t.    Loan No. 54 (Aetna Building)
            u.    Loan No. 71 (Castillo Real)
            v.    Loan No. 106 (Quality Inn)
            w.    Loan No. 56 (Lincoln Village)
            x.    Loan No. 81 (Fairfield Inn - Fayetteville, NC)
            y.    Loan No. 96 (Hampton Inn & Suites - Albuquerque)

        Loan Nos. 78, 134, 139, 140 and 143 (322-326 East 82nd Street, 202 East
        21st Street, 1582 York Avenue, 206 East 81st Street and 309 West 43rd Street) - The following applies to each of these Mortgage Loans: The following transfers are permitted pursuant to the related Mortgage Loan documents: any transfer of a direct or indirect membership interest in the related Mortgagor shall be permitted so long as (i) no such transfer shall be to a "prohibited Person" (as defined in the related Mortgage) and (ii) following such transfer or series of transfers Greg Maidman and/or Mitchel Maidman remain in control of the related Mortgagor, the related Mortgagor's managing member and the management of the related Mortgaged Property.

        Loan No. 35 (Millennium Garage) - The related Mortgage loan documents permit the transfer of 100% of the equity interests in the related Mortgagor to an entity that is owned and controlled by L&R Investment Company, a California general partnership.

        Loan Nos. 23 and 85 (International Aluminum Portfolio and Sheplers Portfolio) - The following applies to each of these Mortgage Loans: the sale or transfer of stock or interest in (or any mergers between) the following affiliates of Mortgagor: (i) Corporate Property Associates 14 Incorporated, (ii) Corporate Property Associates 15 Incorporated, (iii) Corporate Property Associates 12 Incorporated, (iv) Corporate Property Associates 16-Global Incorporated, (v) Corporate Property Associates 17-Global Incorporated (vi) W.P. Carey & Co. LLC, (vii) any entity which is controlled, as of the date of such sale or transfer of stock or interest or merger, pursuant to an advisory agreement, by W.P. Carey & Co. LLC or Carey Asset Management Corp. (so long as Carey Asset Management Corp. is a wholly owned subsidiary of W.P. Carey & Co. LLC) (each of the entities in the foregoing clauses (i) through (vii) are hereinafter referred to as a member of the "Carey Group") or (viii) any wholly owned subsidiary of a member of the Carey Group (a "Carey Member Subsidiary"), shall not require (a) the payment of any assumption or transfer fee and (b) the consent of the holder of the Mortgage Loan so long as the applicable company whose stock or interest is being sold or transferred (or (x) the surviving entity in the case of a merger among members of the Carey Group or (y) the parent of the surviving entity in the case of a merger between a Carey Member Subsidiary and a member of the Carey Group if the surviving entity is the Carey Member Subsidiary) is required to file, with respect to the equity interests of such company, periodic reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

        Loan No. 56 (Lincoln Village) - The related Mortgage Loan documents permit an affiliate of Kimco Realty Corporation, the investor partner of Southlake/Lincoln Holdings, Ltd. (the limited partner of Mortgagor and sole member of Mortgagor's general partner), to take sole control of the Mortgagor.

        Loan No. 75 (The Andrew Hotel) - The Mortgage Loan permits a change of control of the Mortgagor, in the event that the original Principal is no longer alive and competent, to certain relatives who were pre-approved by the holder of the Mortgage Loan and defined in the Mortgage as an "Approved Control Party." The original "Principal" is defined as Philip Pilevsky or Heidi Leifer. "Approved Control Party" shall mean Philip Pilevsky or Heidi Leifer, as long as either is alive and competent, and if neither is, then it shall mean Sheila Levine, Michael Pilevsky and Seth Pilevsky, individually or collectively, or any entity which is controlled directly or indirectly by such party. The Mortgage Loan also permits a change of control of the Mortgagor in the event of a transfer to a real estate investment trust having assets of not less than $250 million, the equity securities of which are publicly traded on a United States exchange (or to the "operating partnership" of such real estate investment trust) or its wholly owned subsidiary.

35. Loan Nos. 23, 85, 71 and 106 (International Aluminum Portfolio, Sheplers Portfolio, Castillo Real and Quality Inn) - See exceptions to Representation #12 above.

40. Loan No. 56 (Lincoln Village) -The Mortgage Loan Seller has entered into a "consent agreement" with Kimco Preferred Investor XXXIX, Inc. (an affiliate of Kimco Realty Corporation), the investor partner of Southlake/Lincoln Holdings, Ltd. (the limited partner of Mortgagor and sole member of Mortgagor's general partner), pursuant to which the investor partner has a right to notice of any failure to make a payment as/when due, and the right to cure such event of default within 2 business days after notice. The due date is the 1st of the month, with 5 days' grace period, before the notice can be given.

        Loan No. 67 (Holiday Inn - Lima) - In Section 1.06 of the Mortgage Note, Lender agrees that, when Lender first gives notice of any past-due Monthly Payment Amount (including, without limitation, by listing such amounts on a statement of account or other listing of sums due under the Note, or by charging a late charge or assessing interest at the Default Interest Rate with respect to the Note), then Borrower shall have three
        (3) business days from the date of such notice to pay such past-due Monthly Payment Amount (which payment must be in immediately available funds) together with any late charges and interest at the Default Interest Rate which may be due, and Lender's acceptance of such payment shall cure the Event of Default caused by Borrower's failure timely to make such payment, provided, however, that Lender shall not be obligated to accept a tender of such past-due Monthly Payment Amount if any other Event of Default was continuing on the Payment Date on which such Monthly Payment Amount was due, and provided, further, that nothing herein shall obligate Lender to give such notice. During a Sweep Period (as defined in the Cash Management Agreement), Borrower shall be deemed to have made the payment due on a Payment Date if, within such grace period, (a) funds in an amount equal to or greater than the Monthly Payment Amount are on deposit in the Monthly Debt Service Subaccount (as defined in the Cash Management Agreement), (b) no Event of Default then exists and is continuing, and (c) such funds may lawfully be transferred from the Deposit Bank (as defined in the Cash Management Agreement) by either Lender or the Servicer (as defined in the Cash Management Agreement). Capitalized terms not defined in this paragraph shall have the meaning given to such terms in the related Mortgage Note.

42. Loan No. 67 (Holiday Inn - Lima) - The Mortgage Loan documents provide that in the event that terrorism insurance rates rise significantly or such coverage is not available with an all-risk policy, then the cost of the annual premium associated with terrorism insurance that the Mortgagor shall be required to incur shall be limited to 200% of the cost of the then current premium for all-risk casualty insurance without terrorism coverage.

        Loan No. 98 (Orchard Place Apartments) - The Mortgage Loan documents provide that while Borrower shall be required to purchase all-risk insurance (including terrorism coverage), in the event that terrorism insurance rates rise significantly or such coverage is not available with an all-risk policy, Lender shall limit the cost of the annual premium associated with terrorism insurance to 200% of the cost of the then current premium for all-risk casualty insurance without terrorism coverage. In the event that the 200% limit does not enable Borrower to purchase full terrorism coverage, Borrower shall purchase the maximum amount of terrorism coverage available with said amount.

        Loan No. 75 (The Andrew Hotel) - The Mortgage Loan documents provide that in the event terrorism insurance becomes unavailable at commercially reasonable rates Borrower shall be required to purchase such terrorism insurance coverage as can be obtained for an amount equal to 100% of the greater of (I) the premiums for the insurance coverages required under the Mortgage prior to the change in the terms of such coverage, and (II) the premium for the insurance coverages (excluding terrorism insurance) required under the Mortgage after giving effect to such change in the terms of coverage).

        Loan No. 131 (521-545 St. Paul Place) - The related Mortgagor is obligated to maintain terrorism insurance. However, the related Mortgagor is not obligated to incur a cost for any such terrorism insurance that is in excess of two (2) times the cost of the required "all-risk" insurance for the annual policy period.

                                    EXHIBIT D

                          FORM OF OFFICER'S CERTIFICATE

      I, [______], a duly appointed, qualified and acting [______] of CIBC Inc., a Delaware corporation (the "Company"), hereby certify as follows:

1. I have examined the Mortgage Loan Purchase Agreement, dated as of September 28, 2007 (the "Agreement"), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2. The Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3. I have examined the information regarding the Mortgage Loans in each Free Writing Prospectus (as defined in the Indemnification Agreement), when read in conjunction with the other Time of Sale Information (as defined in the Indemnification Agreement), the Prospectus, dated August 3, 2007, as supplemented by the Prospectus Supplement, dated September 25, 2007 (collectively, the "Prospectus"), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-2, Class A-M, Class A-MFL and Class A-J Certificates, the Private Placement Memorandum, dated September 25, 2007 (the "Privately Offered Certificate Private Placement Memorandum"), relating to the offering of the Class X-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates, and the Residual Private Placement Memorandum, dated September 25, 2007 (together with the Privately Offered Certificate Private Placement Memorandum, the "Private Placement Memoranda"), relating to the offering of the Class R and Class LR Certificates, and nothing has come to my attention that would lead me to believe that any Free Writing Prospectus, including any diskette attached thereto, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, or the Private Placement Memoranda, as of the date of the Private Placement Memoranda or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans or in the case of any Free Writing Prospectus, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading.

      Capitalized terms used herein without definition have the meanings given them in the Agreement.

      IN WITNESS WHEREOF, I have signed my name this 28th day of September 2007.

                                       By:_____________________________
                                          Name:
                                          Title: